CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.
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COLLABORATION AND LICENSE AGREEMENT
This Collaboration and License Agreement (this “Agreement”) is entered into as of May 28, 2021 (the “Effective Date”) by and among Mirati Therapeutics, Inc., a Delaware corporation, having a place of business at 3545 Cray Court, San Diego, CA 92121 USA (“Mirati”) and Zai Lab (Hong Kong) Limited, incorporated and registered in Hong Kong with the company number 1899671 whose registered office is at Room 2301, 23/F, Island Place Tower, 510 King’s Road, North Point, Hong Kong (“Licensee”). Mirati and Licensee may be referred to herein individually as a “Party” and collectively as the “Parties.”
Recitals
Whereas, Mirati controls certain intellectual property rights, data and know-how with respect to the clinical stage oncology product referred to as “adagrasib” or “MRTX849”;
Whereas, Licensee wishes to obtain from Mirati the right to develop and commercialize the adagrasib product in the Licensed Territory (as defined below), including the People’s Republic of China, both alone and in combination with other drugs and drug candidates, and is willing to commit to conduct development and regulatory activities to obtain approval of the adagrasib product in such Licensed Territory, all as provided in and subject to the following terms; and
Whereas, Mirati is willing to grant such rights to Licensee, subject to Licensee’s commitment to the collaborative development of the adagrasib product, including Licensee’s collaboration in Global Studies (as defined below), and to the other terms set forth below.
Agreement
Now, therefore, in consideration of the foregoing premises and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Licensee and Mirati hereby agree as follows:
1.    DEFINITIONS
1.1    “Acquiror” has the meaning set forth in Section 17.5(c).
1.2    “Active Development Activities” has the meaning set forth in Section 5.1(d).
1.3    “Additional Global Study” as the meaning set forth in Section 5.4(e).
1.4    “Affiliate” means, with respect to a given Party, any entity that, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with such Party, as the case may be, but for only so long as such control exists. As used in this Section 1.4, the term “control” (with correlative meanings for the terms “controlled by” and “under common control with”) means that the applicable entity has direct or indirect beneficial ownership of more than 50% of the voting share capital or other equity interest in the controlled Party, or the actual ability (directly or indirectly) to control the management and business policies of such Party. Notwithstanding the foregoing, for the purposes of this definition, in no event shall

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Licensee be deemed an Affiliate of Mirati, and in no event shall Mirati be deemed an Affiliate of Licensee.
1.5    “Alliance Manager” has the meaning set forth in Section 3.8.
1.6    “Applicable Laws” means all laws, statutes, rules, regulations, ordinances, and other pronouncements having the effect of law of any federal, national, multinational, state, provincial, county, city, or other political subdivision, agency, or other body, domestic or foreign, that are applicable to the particular situation, circumstances, rights or obligations.
1.7    “Arbitrator” has the meaning set forth in Section 16.2(a).
1.8    [***]
1.9    “Breach Notice” has the meaning set forth in Section 15.2(b)(i).
1.10    “Breakthrough Designation” means designation of a drug as a breakthrough therapy by the NMPA.
1.11    “Business Day” means a day other than Saturday, Sunday or any day on which banks located in the state of California, USA or Shanghai, the PRC are authorized or obligated to close. Whenever this Agreement refers to a number of days, such number shall refer to calendar days unless Business Days are specified.
1.12    “Calendar Quarter” means each respective period of three (3) consecutive months ending on March 31, June 30, September 30, and December 31.
1.13    “Calendar Year” means each respective period of twelve (12) consecutive months ending on December 31.
1.14    “cGCP” means the current good clinical practice as set out in ICH Harmonized Guidance on current Good Clinical Practice (CPMP/ICH/135/95) or U.S. 21 C.F.R. Chapters 50, 54, 56, 58, 210, 211 and 312, as may be amended from time to time.
1.15    “cGLP” means the current good laboratory practice standards promulgated or endorsed by the FDA, as defined in U.S. 21 C.F.R. Part 58, as may be amended from time to time.
1.16    “cGMP” means the then-current good manufacturing practices required by the FDA and other Applicable Laws in the United States relating to the manufacture and testing of pharmaceutical materials, and comparable Applicable Laws and requirements of the NMPA relating to the manufacture and testing of pharmaceutical materials in the Licensed Territory, as may be amended from time to time, including applicable rules and guidelines promulgated under the ICH.

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1.17    “Change of Control” shall mean, with respect to a Party, (a) a merger, consolidation, reorganization, amalgamation, arrangement, share exchange, tender or exchange offer, private purchase, business combination or other transaction of such Party with a Third Party that results in the voting securities of such Party outstanding immediately prior thereto, or any securities into which such voting securities have been converted or exchanged, ceasing to represent at least fifty percent (50%) of the combined voting power of the surviving entity or the parent of the surviving entity immediately after such merger or consolidation, (b) a transaction or series of related transactions in which a Third Party, together with its Affiliates, becomes the direct or indirect beneficial owner of more than fifty percent (50%) of the combined voting power of the outstanding securities of such Party, or (c) the sale or other transfer to a Third Party of all or substantially all of such Party’s assets.
1.18    “Checkpoint” has the meaning set forth in Section 5.4(c).
1.19    “Checkpoint Enrollment Allocation” has the meaning set forth in Section 5.4(c).
1.20    “Claim” has the meaning set forth in Section 14.1.
1.21    “Clinical Data” means any and all data (together with all clinical trial reports and the results of analyses thereof, including case report forms) derived or generated in any Clinical Trial involving the Compound or any Licensed Product conducted by or on behalf of either Party.
1.22    “Clinical Development Milestone Event” has the meaning set forth in Section 9.2(a).
1.23    “Clinical Development Plan” has the meaning set forth in Section 5.2.
1.24    “Clinical Supply Agreement” has the meaning set forth in Section 8.1.
1.25    “Clinical Trial” means any human clinical trial of the Compound or a Licensed Product, including any phase 1 clinical trial, phase 2 clinical trial, phase 3 clinical trial and/or Pivotal Clinical Trial.
1.26    “CMC” has the meaning set forth in Section 1.98.
1.27    “CMOs” means Third Party contractor manufacture organizations.
1.28    “Co-Commercialization” or “Co-Commercialize” or “Co-Commercializing” means, with respect to a Party, (a) each of the following Commercialization activities, to the extent assigned to such Party in the applicable Co-Commercialization Plan, undertaken by personnel of such Party with respect to Commercialization of the applicable Licensed Product in the applicable Region in the Licensed Territory[***] and (b) with respect to [***] at all times excluding [***] of the applicable Licensed Product in the applicable Region in the Licensed Territory. For clarity, Co-Commercialization does not include activities related to [***].

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    1.29    “Co-Commercialization Exercise Notice” has the meaning set forth in Section 7.4(a).
1.30    “Co-Commercialization Option” has the meaning set forth in Section 7.4(a).
1.31    “Co-Commercialization Plan” has the meaning set forth in Section 7.4(b)(i)
1.32    “Co-Commercialization Term” means, on a Licensed Product by Licensed Product basis and Region by Region basis, the period commencing on the date of delivery of the Co-Commercialization Exercise Notice until the earlier of (i) the date such date Parties mutually agree to terminate the Co-Commercialization with respect to such Licensed Product, and (ii) the expiration date of the applicable Royalty Term for such Licensed Product in such Region.
1.33    “Code” means Title 11 of the U.S. Code.
1.34    “Combination Regimen” has the meaning set forth in Section 1.106.
1.35    “Combined Therapy” has the meaning set forth in Section 1.106.
1.36    “Commercialization” or “Commercialize” means the conduct of all activities undertaken after Regulatory Approval relating to the promotion, sales, booking of sales, marketing, detailing, appropriate medical support, and distribution of Licensed Products, including Detailing, advertising, promotional materials, market research, market access (including list price and reimbursement activities), and appropriate medical education and information services, publication, and scientific and medical affairs.
1.37    “Commercialization Plan” has the meaning set forth in Section 7.3.
1.38    “Commercially Reasonable Efforts” means, with respect to an objective of a Party, the reasonable, diligent, good faith efforts of such Party (including the efforts of its Affiliates, and permitted sublicensees), of the type to accomplish such objective as similarly situated (with respect to size, stage of development, and assets) companies in the pharmaceutical industry would normally use to accomplish a similar objective under similar circumstances, it being understood and agreed that, with respect to efforts to be expended in relation to the Compound or any Licensed Product, efforts that are consistent with the efforts applied and commonly used by similarly situated (with respect to size, stage of development, and assets) companies in the pharmaceutical industry to conduct such tasks for a compound or product of similar strategic importance and market potential, and at a similar stage of development taking into account efficacy, safety, Regulatory Authority-approved labeling, the competitiveness of alternative products in the marketplace sold by Third Parties, the patent and other proprietary position of the product, the cost and likelihood of regulatory approval given the regulatory structure involved, the expected and actual profitability of the product, and other relevant factors based on conditions then prevailing, provided, however, Licensee may not take into account [***]. Commercially Reasonable Efforts requires that Licensee, at a minimum, (a) assign responsibility for such obligations to qualified employees, (b) set annual goals and objectives for carrying out such obligations, and (c) allocate resources designed to meet such goals and objectives, in each case, in order to Exploit the Licensed Product as an active and ongoing program, and obtain

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Regulatory Approval for the Exploitation of the Licensed Product in the Licensed Territory in an expeditious manner. Commercially Reasonable Efforts shall be determined [***].
1.39    “Committee” means the JSC, JDC, JCC, or any subcommittee established by the JSC, JDC or JCC, as applicable.
1.40    “Competitive Product” means any small molecule compound or product that binds specifically to the Target only and inhibits the signaling of the Target with [***].
1.41    “Compound” means the small molecule KRAS G12C inhibitor compound known as adagrasib, having the chemical structure set forth in Exhibit 1.41.
1.42    “Confidential Information” means all information of a confidential or proprietary nature disclosed by or on behalf of a Party to the other Party under this Agreement, which may include any such information related to any scientific, clinical, engineering, manufacturing, marketing, financial, or personnel matters relating to a Party, or related to a Party’s present or future products, sales, suppliers, customers, employees, investors, business plans, Know-How, regulatory filings, data, compounds, research projects, work in progress, future developments or business, in all such cases whether disclosed in oral, written, graphic or electronic form, and whether or not specifically marked as confidential or proprietary, where under the circumstances in which such disclosure was made or given the nature of information disclosed, a reasonable person would consider such information confidential; provided, however, that in any event, the term “Confidential Information” of a Party (as disclosing Party) excludes any particular information that (a) is known by receiving Party (or its Affiliate) at the time of disclosure, and not through a prior disclosure by or on behalf of the disclosing Party, as documented by written records; (b) is or becomes properly in the public domain through no fault of the receiving Party; (c) is subsequently rightfully disclosed to the receiving Party by a Third Party who is not directly or indirectly under an obligation of confidentiality to the disclosing Party, as documented by written records; or (d) is developed by the receiving Party independently of, and without reference to or use of, Confidential Information received from or on behalf of the disclosing Party as documented by written records. The term “Confidential Information” of a party includes information disclosed as Confidential Information by or on behalf of either Party pursuant to the Confidentiality Agreement.
1.43    “Confidentiality Agreement” means the Mutual Non-Disclosure Agreement between the Mirati and Zai Lab (US) LLC, an Affiliate of Licensee, dated as of [***].
1.44    “Control” or “Controlled” means, with respect to any Know-How, Patent, or other intellectual property right, that the applicable Party (or its Affiliate) owns or has a license (or sublicense) (but without taking into account any rights granted by one Party to the other Party under the terms of this Agreement) to or under such Know-How, Patent, or other intellectual property right and has the legal authority and right to grant access, a license, or a sublicense of or otherwise transfer or grant the right to the other Party as set forth under this Agreement under such

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Know-How, Patent, or other intellectual property rights, or to otherwise disclose proprietary or trade secret information to such other Party, in each case without (a) breaching the terms of any agreement with a Third Party, or misappropriating the proprietary or trade secret information of a Third Party or (b) incurring payments to a Third Party, except for (i) [***], and (ii) any Know-How, Patents or other intellectual property right which a Party in-licenses and under which the other Party elects to take a sublicense and agrees to make the associated payments, which will be considered under the Control of such first Party.
1.45    “Cover,” “Covering” or “Covered” means, with respect to a particular subject matter at issue and the relevant Patent, that, but for a license granted to a Party or a Third Party under a claim included in such Patent, the manufacture, use, sale, offer or sale or importation by such Party of the subject matter at issue would infringe such claim or, in the case of a Patent that is a patent application, would infringe a claim in such patent application if it were to issue as a patent in a particular Region or country.
1.46    “CTA” means: (a) a clinical trial application or any successor application or procedure required to initiate clinical testing of any Licensed Product in humans and (b) all supplements and amendments to any of the foregoing.
1.47    “Detail” or “Detailing” means a face-to-face meeting in an individual or group practice setting (or other method of individual contact if mutually agreed by the Parties), including a hospital setting, between a professional sales representative of the applicable Party, and a health care professional licensed or authorized to prescribe drugs, during which a presentation of a Licensed Product’s attributes is presented in a manner consistent with Applicable Laws and industry standards and with the quality of similar presentations made by a Party’s sales representatives for such Party’s other products, if applicable. A Detail does not include a reminder or sample drop made by a sales representative or contacts made at conventions, exhibit booths or speaker meetings.
1.48    “Development” or “Develop” means the conduct of all activities that are directed to obtaining or maintaining Regulatory Approval of a Licensed Product, obtaining Regulatory Approval for an additional Indication for a Licensed Product that has previously obtained Regulatory Approval for an Indication, or other lifecycle management of a Licensed Product in the applicable territory, including (a) the conduct of non-clinical studies and clinical trials, and (b) all regulatory activities relating to conducting such clinical trials, all activities relating to preparing and filing applications for such Regulatory Approvals, and to prosecuting such applications through obtaining the Regulatory Approvals.
1.49    “Development Report” has the meaning set forth in Section 5.6(a).
1.50    “Enrollment Completion Date” has the meaning set forth in Section 5.4(b).
1.51    “Enrollment Completion Date Shortfall” has the meaning set forth in Section 5.4(b).

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1.52    “Enrollment Period” has the meaning set forth in Section 5.4(b).
1.53    “Excess Enrollment Budget” has the meaning set forth in Section 5.4(b).
1.54    “Existing Global Studies” has the meaning set forth in Section 5.4(a).
1.55    “Exploit” or “Exploitation” means to make, have made, import, export, use, have used, sell, have sold, offer for sale or otherwise exploit, including to Develop, Commercialize, register, modify, enhance, improve, manufacture, have manufactured, hold, or keep (whether for disposal or otherwise), or otherwise dispose of.
1.56    “Field” means all human uses, including the diagnosis, treatment, palliation or prevention of any Indications, diseases or disorders in humans.
1.57    “First Commercial Sale” means the first sale or other commercial transfer by Licensee or any of its Affiliates or Sublicensees to a Third Party of a Licensed Product in the Licensed Territory for end use after Regulatory Approval has been granted with respect to such Licensed Product in the Licensed Territory; provided, that, the following shall not constitute a First Commercial Sale: (a) any sale to an Affiliate or Sublicensee (unless the Affiliate or Sublicensee is the last entity in the distribution chain of any Licensed Product), (b) any use of a Licensed Product in Clinical Trials, pre-clinical studies or other research or Development activities, or (c) the disposal or transfer of any Licensed Product for a bona fide charitable purpose, without consideration, including for any compassionate use or as “named patient sales”.
1.58    “FTE” means the equivalent of the work of one (1) person full time for one (1) Calendar Year [***]. [***]
1.59    “Generic Competition” has the meaning set forth in Section 9.3(c).
1.60    “Generic Product” means, with respect to a Licensed Product in a particular Region in the Licensed Territory, any pharmaceutical product that (a) is marketed for sale by a Third Party not authorized by Licensee (or its Affiliate or Sublicensee), (b) contains the same active pharmaceutical ingredient(s) as such Licensed Product, and (c) is deemed consistent with such Licensed Product in quality and efficacy by the applicable Regulatory Authorities in such Region in the Licensed Territory and that has received all necessary Regulatory Approvals from such Regulatory Authorities in such Region to market and sell such product as a pharmaceutical product for any of the indications included in the approved labeling for such Licensed Product in such Region.
1.61    “Global Commercialization Strategy” has the meaning set forth in Section 7.2(a).
1.62    “Global Study” means a clinical study designed to obtain Regulatory Approvals for the Licensed Products in multiple jurisdictions through the conduct of a Clinical Trial in multiple medical institutions, countries, regions, territories and conducted as part of one (1) unified Clinical Trial or separately but concurrently in accordance with a common Clinical Trial protocol.

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1.63    “[***]” has the meaning set forth in Section 5.4(c).
1.64    “ICC” has the meaning set forth in Section 16.2.
1.65    “ICH” means the International Conference on Harmonization (of Technical Requirements for Registration of Pharmaceuticals for Human Use).
1.66    “Incremental Withholding” has the meaning set forth in Section 10.3(b).
1.67    “IND” means an investigational new drug application or equivalent application filed with the applicable Regulatory Authority in the Licensed Territory, which application is required to commence or conduct particular human clinical trial(s) in the Licensed Territory.
1.68    “Indemnified Party” means a Mirati Indemnitee or Licensee Indemnitee (as applicable) that seeks indemnification from the applicable Party pursuant to the terms of Section 14.3.
1.69    “Indemnifying Party” has the meaning set forth in Section 14.3.
1.70    “Indication” means a separate and distinct disease or condition, sign or symptom of a disease or medical condition, or distinct tissue of origin. For clarity, different lines of treatment or the treatment of separate stages or forms of the same disease or medical condition shall not constitute separate Indications.
1.71    “Initiation” or “Initiate” means, with respect to a clinical trial, the enrollment of the first human subject satisfying the enrollment criteria in such clinical trial.
1.72    “Invention” means all inventions, improvements, and Know-How conceived, discovered, developed or otherwise made, as necessary to establish authorship (in case of publication and other copyrightable work), inventorship (in case of inventions, whether patentable or not) or ownership under Applicable Law, whether or not patentable, and any and all Patent and other intellectual property rights thereto.
1.73    “IRB” has the meaning set forth in Section 5.1(d).
1.74    “JCC” has the meaning set forth in Section 3.3.
1.75    “JDC” has the meaning set forth in Section 3.2.
1.76    “Joint Global Study” has the meaning set forth in Section 5.4(b).
1.77    “Joint Inventions” has the meaning set forth in Section 11.1(b)(iii).
1.78    “Joint Patents” has the meaning set forth in Section 11.1(b)(iii).
1.79    “JSC” has the meaning set forth in Section 3.1.
1.80    “Know-How” means all proprietary business, scientific or technical results, data and other information, in any tangible or intangible form whatsoever, including techniques,

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technology, trade secrets, inventions (whether patentable or not), know-how, processes, methods, data, research data, clinical pharmacology data, chemistry-manufacture-controls data (including analytical and quality control data and stability data), Clinical Data and Manufacturing Data, pre-clinical data, regulatory documents, Regulatory Filings, compositions of matter, cells, cell lines, assays, animal models and other physical, biological, or chemical material, and all other scientific, clinical, regulatory, marketing, financial, and commercial information.
1.81    “Knowledge” or “Known to” means, with respect to a particular representation or other statement of Party set forth in this Agreement, the actual knowledge of the chief executive officer or any executive officer (as defined for purposes of Section 14 of the Securities Exchange Act of 1934, as amended) of such Party after reasonable inquiry of the relevant persons who have responsibilities related to the subject matter of the applicable representation or other statement.
1.82    “KRAS Variant” means [***].
1.83    “Licensed Know-How” means all Know-How that (a) Mirati or its Affiliates Controls as of the Effective Date or during the Term, and (b) directly relates to the Compound or any Licensed Product (including any Combined Therapy), or any uses thereof, and is necessary or reasonably useful to Exploit any Compound or Licensed Product in the Field in the Licensed Territory. For clarity, Licensed Know-How includes all Product Inventions, Licensed Territory Data and Results, and subject to the initiation of the Manufacturing Technology Transfer pursuant to Section 8.5, Manufacturing Data, but excludes all Know-How that does not relate to the Compound and relates to another proprietary compound of Mirati or its Affiliates.
1.84    “Licensed Patents” means all Patents in the Licensed Territory that (a) Mirati or its Affiliates Controls as of the Effective Date or during the Term, and (b) that are necessary or reasonably useful to Exploit the Compound or any Licensed Products in the Field in the Licensed Territory, but excluding Mirati’s interest in any Joint Patents, and excluding all Patents to the extent of claims in such Patents that Cover another proprietary compound of Mirati or its Affiliates and do not Cover the Compound. For purposes of clarity, the Licensed Patents shall include as of the Effective Date the Patents set forth on Exhibit 1.84 attached hereto. Exhibit 1.84 shall be periodically updated during the Term to add any Licensed Patents described in this definition of which either Party becomes aware. For clarity, any Patent that is a Licensed Patent (that is, it meets the definition in this Section 1.84) shall be considered a Licensed Patent for purposes of this Agreement even if such Patent is not listed on Exhibit 1.84. For clarity, Licensed Patents includes all Product Patents.
1.85    “Licensed Product” means any product that constitutes, contains, incorporates or comprises the Compound (whether alone or as a combination with other active ingredient(s)), in any form, presentation, or formulation (including manner of delivery and dosage).
1.86    “Licensed Technology” means the Licensed Patents and Licensed Know-How.
1.87    “Licensed Territory” means PRC, Hong Kong, Macau and Taiwan, each shall be deemed a “Region” under this Agreement.

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1.88    “Licensed Territory Data and Results” means all results, data, and analyses thereof, including non-clinical data and Clinical Data, generated by or on behalf of Licensee or any of its Affiliates or Sublicensees during the Term with respect to the Development of the Compound or any Licensed Product (and is not related to another active pharmaceutical ingredient) pursuant to this Agreement, including Joint Global Studies and Local Studies, but for clarity excluding [***].
1.89    “Licensee Commercial Supply Agreement” has the meaning set forth in Section 8.6.
1.90    “Licensee Commercialization FTEs” has the meaning set forth in Section 7.4(b)(i).
1.91    “Licensee Indemnitee” has the meaning set forth in Section 14.2.
1.92    “Licensee Know-How” means all Know-How, other than Product Inventions, Licensed Territory Data and Results and Manufacturing Data, that (a) Licensee or any of its Affiliates Controls as of the Effective Date and during the Term, (b) directly relates to the Compound or any Licensed Product (including any Combined Therapy), or the manufacture or any uses thereof, and (c) is necessary or reasonably useful to Exploit the Compound or any Licensed Product in the Field. For clarity, Licensee Know-How shall exclude all Know-How that does not relate to the Compound and relates to another proprietary compound of Licensee or its Affiliates.
1.93    “Licensee Patents” means all Patents, other than Licensed Patents, Joint Patents and Product Patents, that (a) Licensee or any of its Affiliates Controls as of the Effective Date and during the Term, (b) relates to the Compound or Licensed Product, or the manufacture or any uses thereof, or claims or is based on any Licensee Technology, and (c) are necessary or reasonably useful for to Exploit the Compound or any Licensed Product in the Field in any country, Region or jurisdiction. For clarity, Licensee Patents shall exclude Licensee’s interest in any Joint Patents, and exclude all Patents to the extent of claims in such Patents that Cover another proprietary compound of Licensee or its Affiliates and do not Cover the Compound.
1.94    “Licensee Technology” means Licensee Know-How, Licensee Patents, and Licensee’s rights under any Joint Inventions and Joint Patents.
1.95    “Local Study” means any Clinical Trial for any Licensed Product in the Field and which (a) Licensee determines to conduct and is conducted by or on behalf of Licensee in the Licensed Territory, and (b) does not include clinical sites in any country or jurisdiction outside the Licensed Territory.
1.96    “Losses” has the meaning set forth in Section 14.1.
1.97    “Manufacturing Cost” means the actual, fully-burdened cost to manufacture Compound or Licensed Product, which means: (a) in the case of Compound or Licensed Product (and related services) acquired from Third Parties, payments made to such Third Parties plus any internal and out-of-pocket costs, if any, incurred by the supplying Party in connection with providing the Compound or Licensed Product to the purchasing Party, including any [***];

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[***] and (b) in the case of manufacturing activities performed by the supplying Party or its Affiliates to manufacture Compound or Licensed Product, the actual unit costs of manufacture, which shall consist of [***].
1.98    “Manufacturing Data” means all chemistry-manufacture-controls (“CMC”) data (including analytical data, test data, quality control data and stability data) and any other data relating directly to manufacture of the Compound or any Licensed Product that are generated by or on behalf of either Party, or jointly by the Parties, in connection with the performance of this Agreement, including the Development or Commercialization of the Compound and any Licensed Products.
1.99    “Manufacturing Technology Transfer” has the meaning set forth in Section 8.5.
1.100    “Minimum Enrollment Threshold” has the meaning set forth in Section 5.4(b).
1.101    “Mirati Commercial Supply Agreement” has the meaning set forth in Section 8.2.
1.102    “Mirati Indemnitee” has the meaning set forth in Section 14.1.
1.103    “Mirati Invention Patents” means any Patents that contain one or more claims that Cover Mirati Inventions.
1.104    “Mirati Inventions” means any Inventions that are conceived, discovered, developed or otherwise made by or on behalf of Mirati or its Affiliates during the Term, and all Product Inventions.
1.105    “[***] Enrollment Allocation” has the meaning set forth in Section 3.2(d).
1.106    “Net Sales” means the gross amounts invoiced, billed or otherwise charged by Licensee and its Affiliates or Sublicensees in the Licensed Territory (each, a “Selling Party”), for sales or other dispositions for value of Licensed Products (for clarity, including Combined Therapy) to Third Parties that are not Sublicensees of the Selling Party, less the following

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deductions to the extent actually incurred, or accrued, or otherwise specifically allocated with respect to such sale of the Licensed Product by the Selling Party, using U.S. GAAP:
[***]
In no event shall any particular amount of deduction identified above be deducted more than once in calculating Net Sales (i.e., no “double counting” of deductions). Sales of Licensed Product among Licensee and its Affiliates and Sublicensees for resale shall be excluded from the computation of Net Sales, but the subsequent resale of such Licensed Product to a Third Party that is not a Sublicensee shall be included within the computation of Net Sales. Notwithstanding anything to the contrary herein, sale, disposal, or use of Licensed Product without consideration for: [***] shall not be deemed a sale hereunder.
[***]
If any Licensed Product is sold together with one or more other pharmaceutical products (each containing an active ingredient other than the Compound) that are either (x) packaged together for sale or shipment as a single unit or sold at a single price, or (y) marketed or sold

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collectively as a single product, or (z) marketed or sold where the Licensed Product is intended to be used in a Combination Regimen (as defined below and (x) through (z) collectively, “Combined Therapy”), then, the Net Sales from the Combined Therapy, for the purposes of determining royalty payments, shall be determined by multiplying the Net Sales (as determined above) of the Combined Therapy, during the applicable royalty reporting period, by the fraction, A/(A+B), where A is the average sale price of the Licensed Product when sold separately in finished form and B is the average sale price of the other pharmaceutical products included in the Combined Therapy when sold separately in finished form, in each case during the applicable royalty reporting period or, if sales of both the Licensed Product and the other pharmaceutical products do not occur in such period, then in the most recent royalty reporting period in which sales of both occurred. In the event that such average sale price cannot be determined for both the Licensed Product and all other pharmaceutical products included in such Combined Therapy, Net Sales for the purposes of determining royalty payments shall be calculated by multiplying the Net Sales of the Combined Therapy by the fraction of C/(C+D) where C is the fair market value of the Licensed Product and D is the fair market value of all other pharmaceutical products included in the Combined Therapy. In such event, the Parties shall negotiate in good faith to determine the respective fair market values of the Licensed Product and all other pharmaceutical products included in the Combined Therapy based on the relative value contributed by each component. If the Parties are unable to agree on the respective fair market values, the dispute will be resolved in accordance with Article 16. As used herein, “Combination Regimen” means, with respect to a given Licensed Product, the intended use of such Licensed Product for an Indication together with one or more other pharmaceutical products as two or more entities of active ingredients in a combination therapy, including concomitant or sequential therapy for commercial sale for such Indication as set forth in the approved label for such Licensed Product.
1.107    “NMPA” means the National Medical Products Administration, formerly known as the China Food and Drug Administration, and local or provincial counterparts thereto, and any successor agency(ies) or authority thereto having substantially the same function.
1.108    “Non-Prosecuting Party” has the meaning set forth in Section 11.2(c).
1.109    “Patent Challenge” has the meaning set forth in Section 15.2(d).
1.110    “Patents” means (a) all patents, certificates of invention, applications for certificates of invention, priority patent filings, and patent applications, and (b) any renewal, division, continuation (in whole or in part), or request for continued examination of any of such patents, certificates of invention, applications for certificates of invention and patent applications, and any all patents or certificates of invention issuing thereon, and any and all reissues, reexaminations, extensions, divisions, renewals, substitutions, confirmations, registrations, revalidations, revisions, and additions of or to any of the foregoing.
1.111    “PD-1 Inhibitor” means any compound or product that directly inhibits the receptor known as Programmed Cell Death protein 1 (“PD-1”).
1.112    “PD-L1 Inhibitor” means any compound or product that directly inhibits the ligand known as Programmed Cell Death ligand 1 (“PD-L1”).

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1.113    “Person” means any natural person, corporation, general partnership, limited partnership, joint venture, proprietorship or other business organization or a governmental authority.
1.114    “Pharmacovigilance Agreement” has the meaning set forth in Section 6.5(d).
1.115    “Pivotal Clinical Trial” means, with respect to a Licensed Product, (a) a phase 3 Clinical Trial or (b) any other clinical trial that is intended (as of the time the study is initiated) to obtain the results and data to support (without the need to conduct any additional clinical trial) the filing of an application for Regulatory Approval for such product.
1.116    “PRC” means People’s Republic of China, which for purposes of this Agreement, excludes Hong Kong, Macau, and Taiwan.
1.117    “Product Infringement” has the meaning set forth in Section 11.3(a).
1.118    “Product Inventions” means any Invention that (a) relates to [***] or their manufacture or use, or claim or is based on [***] and is not related to [***]; and (b) is conceived, discovered, developed, invented, or generated as a result of a Party exercising its rights or carrying out its obligations under this Agreement, whether directly or via its Affiliates, sublicensees, agents or contractors.
1.119    “Product Patent” means any Patent that contains one or more claims that Cover solely Product Inventions.
1.120    “Prosecuting Party” has the meaning set forth in Section 11.2(c).
1.121    “Public Official” means (a) any officer, employee (including physicians, hospital administrators, or other healthcare professionals), agent, representative, department, agency, de facto official, representative, corporate entity, instrumentality, or subdivision of any government, military, or international organization, including, but not limited to, any ministry or department of health or any state-owned or affiliated company or hospital, or (b) any candidate for political office, any political party, or any official of a political party.
1.122    “Quality Agreement” has the meaning set forth in Section 8.7.
1.123    “Reference Data” means all data generated relating to the Compound or Licensed Products in the Field, including preclinical data, Clinical Data, safety data and CMC data contained in or referenced in any Regulatory Filings pertaining to the Licensed Product in the Field submitted by or on behalf of a Party, its Affiliates, or licensees, and all corresponding documentation Controlled by such party as of the Effective Date or at any time during the Term.
1.124    “Region” has the meaning set forth in Section 1.87.
1.125    “Regional Mark” has the meaning set forth in Section 11.6.

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1.126    “Regulatory Approval” means all approvals, licenses, registrations, or authorizations of each applicable country, Region, federal, supranational, state, or local Regulatory Authority (including agency, department, bureau, or other government entity) that are necessary for the manufacture, use, storage, import, transport, and sale of Compound or Licensed Product (as applicable) in a given jurisdiction, but excluding any pricing approvals and reimbursement approvals.
1.127    “Regulatory Authority” means any national, provincial, or local regulatory agency, department, bureau, or other government entity, that has responsibility in its applicable jurisdiction over the research, Development, manufacture, or Commercialization of the Compound or any Licensed Product in a given jurisdiction, including the NMPA, and any corresponding national or regional regulatory authorities.
1.128    “Regulatory Exclusivity” means any exclusivity (including for clarity new chemical entity exclusivity, new use or Indication exclusivity, new formulation exclusivity, orphan drug exclusivity, pediatric exclusivity, or any applicable data exclusivity) conferred by the Regulatory Authority in a particular country, Region, or jurisdiction in the Licensed Territory which confers an exclusive commercialization period during which Licensee, its Affiliates or Sublicensees have the exclusive right to market and sell a Licensed Product in such country, Region or jurisdiction, other than issued patent exclusivity.
1.129    “Regulatory Filing” means, all applications, filings, submissions, approvals, licenses, registrations, permits, notifications, and authorizations (or waivers) with respect to the testing, Development, manufacture, or Commercialization of the Compound or any Licensed Product (as applicable) made to or received from any Regulatory Authority in a given country or Region, including any INDs or CTAs.
1.130    “Regulatory Meeting” has the meaning set forth in Section 6.4.
1.131    “Regulatory Milestone Event” has the meaning set forth in Section 9.2(b).
1.132    “Royalty Term” means, with respect to a Licensed Product sold in a Region in the Licensed Territory, the period commencing with the First Commercial Sale of such Licensed Product in such Region and ending upon the latest to occur of: (i) the date of expiration of the last Valid Claim Covering such Licensed Product or the Compound in such Region; (ii) the date that is ten (10) years after the date of such First Commercial Sale in such Region; and (iii) the expiration date of any Regulatory Exclusivity for such Licensed Product in such Region.
1.133    “Sales Milestone Event” has the meaning set forth in Section 9.2(c).
1.134    “Securities Regulators” has the meaning set forth in Section 12.5.
1.135    “Securitization Transaction” has the meaning set forth in Section 17.5(b).
1.136    “Segregate” shall mean, with respect to a particular Competitive Product, to use Commercially Reasonable Efforts to segregate the research, development and commercialization activities relating to such Competitive Product from the Development and Commercialization activities relating to the Compound or any Licensed Product under this Agreement, including

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putting in place appropriate firewalls that are reasonably designed to ensure that: (a) no personnel involved in performing the research, development or commercialization of such Competitive Product have access to non-public plans, non-public information or any other relevant Confidential Information of the applicable Party relating to the Development or Commercialization of the Compound or any Licensed Product under this Agreement; and (b) no personnel involved in performing the Development or Commercialization of the Compound or any Licensed Product under this Agreement have access to non-public plans or non-public information relating to the research, development or commercialization of such Competitive Product; provided, that, in either case of (a) or (b), senior management personnel may review and evaluate plans and information regarding the research, development and commercialization of such Competitive Product solely in connection with monitoring the progress of products including portfolio decision-making among product opportunities.
1.137    “Selling Party” has the meaning set forth in Section 1.106.
1.138    “Sell-Off Period” has the meaning set forth in Section 15.3(j).
1.139    “Sublicense Agreement” has the meaning set forth in Section 2.2.
1.140    “Sublicensee” means a Third Party to whom Licensee (or any Affiliate of Licensee) has granted a sublicense in accordance with Section 2.2.
1.141    “Target” means the protein target listed on Exhibit 1.141 attached hereto.
1.142    “Term” has the meaning set forth in Section 15.1.
1.143    “Third Party” means any entity other than Mirati, Licensee, or an Affiliate of Mirati or Licensee.
1.144    “[***] Decision Matter” means any disputed matter that involves any activities of Licensee or any of its Affiliates or Sublicensees with respect to [***] that would reasonably be expected [***].
1.145    “Upstream Agreement” means any and all agreements between Mirati or any of its Affiliates, on the one hand, and any Third Party, on the other hand, pursuant to which Mirati has (a) in-licensed any material Patent or Know-How Controlled by such Third Party that are included as part of the Licensed Patents or Licensed Know-How or (b) agreed to provisions that would require Licensee to make any payments (including royalties) to any Third Party or to undertake or observe any restrictions or obligations with respect to the Exploitation of the Compound or any Licensed Products in the Field [***]. Exhibit 1.145 sets forth a list of all Upstream Agreements as of the Effective Date.
1.146    “U.S. GAAP” means United States generally accepted accounting principles, which principles are currently used at the relevant time and consistently applied by the applicable Party.

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1.147    “Valid Claim” means, with respect to a particular Region, a claim within (a) an unexpired and issued patent (or any patent term extensions or supplementary protection certificates thereof) included within the Licensed Patents that has not been irretrievably lapsed or been abandoned, disclaimed, permanently revoked, dedicated to the public or held invalid, unenforceable or not patentable by a final non-appealable decision of a court of competent jurisdiction or government agency, or (b) a pending patent application included within the Licensed Patents being prosecuted in good faith and has been pending for no more than seven (7) years from the earliest priority date; provided that, if a claim ceases to be a Valid Claim by reason of foregoing subclause (b), then such claim will again be deemed a Valid Claim in the event such claim subsequently issues prior to the end of the Royalty Term in such Region.
1.148    “Withholding Action” has the meaning set forth in Section 10.3(b).
2.    GRANT OF LICENSES
2.1    License Grants to Licensee. Subject to the terms and conditions of this Agreement, Mirati hereby grants to Licensee during the Term the following licenses:
(a)    an exclusive (even as to Mirati, but subject to Mirati’s retained rights as described in Section 2.3 below), royalty-bearing license, with the right to grant sublicenses as provided in Section 2.2, under the Licensed Technology and Mirati’s rights under any Joint Inventions and Joint Patents, to sell, offer for sale and otherwise Commercialize any Licensed Products in the Field in the Licensed Territory; provided that such license to Commercialize the Licensed Products in the Field in the Licensed Territory shall be subject to Mirati’s rights to Co-Commercialize pursuant to Section 7.4 during any applicable Co-Commercialization Term; and
(b)    a non-exclusive, royalty-bearing license, with the right to grant sublicenses as provided in Section 2.2, under the Licensed Technology and Mirati’s rights under any Joint Inventions and Joint Patents, to research, Develop, use, import, and subject to the initiation of the Manufacturing Technology Transfer pursuant to Section 8.5, make and have made the Compound and any Licensed Products in the Field in the Licensed Territory.
2.2    Sublicenses. Licensee shall have the right to grant sublicenses under the rights and licenses granted under Section 2.1 through multiple tiers to (a) any Affiliates (for as long as such Person remains an Affiliate) without Mirati’s prior written consent but upon prompt written notice to Mirati, and (b) any Third Party with respect to the Development, manufacture or Commercialization of the Compound or any Licensed Products in the Field and in the Licensed Territory, in each case with prior written consent of Mirati (which shall not be unreasonably withheld, delayed or conditioned). Any and all such sublicenses shall be granted and governed by written agreements (each, a “Sublicense Agreement”) and shall be subject to, and consistent with, the terms and conditions of this Agreement and shall include a provision that permits Licensee to terminate the Sublicense Agreement if such Sublicensee (or an Affiliate of such Sublicensee) undertakes a Patent Challenge with respect to any Licensed Patents under which the Sublicensee is sublicensed or breaches the relevant terms of this Agreement. Licensee shall be and remain responsible for ensuring its Sublicensees’ compliance with this Agreement and shall be and remain liable for any breaches hereof by any such Sublicensee as though the same were a breach by Licensee, [***].

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[***] Licensee shall provide Mirati with a copy of each such Sublicense Agreement granted by Licensee to an Affiliate or Sublicensee (redacted with respect to financial terms and sensitive commercial or technical information to the extent not necessary for Mirati to confirm Licensee’s compliance with the terms of this Agreement) within [***] of executing such Sublicense Agreement, including an English translation, if applicable. Licensee shall, in each Sublicense Agreement, require its Sublicensee to provide the following to Mirati (or directly to Licensee): (i) the assignment and transfer of ownership and possession of, or a right of reference to, all Regulatory Filings and Regulatory Approvals Controlled by such Sublicensee, and (ii) the assignment of, or a freely sublicensable (through multiple tiers) exclusive license to, all intellectual property (including Know-How and Patents) Controlled by such Sublicensee that Covers the Compound and any Licensed Product or its respective use, manufacture, sale, or importation and was conceived, discovered, developed or otherwise made by or on behalf of such Sublicensee during the exercise of its rights or fulfillment of its obligations pursuant to such Sublicense Agreement. For clarity, in the case of any subcontractor, this Section 2.2 shall not apply but Section 2.8 shall apply.
2.3    Retained Rights. Notwithstanding anything herein to the contrary, any rights not expressly granted to Licensee by Mirati under this Agreement are hereby retained by Mirati, including the right (on behalf of itself and its licensees and sublicensees other than Licensee (subject to Section 2.3(d))) under the Licensed Technology and Mirati’s rights under any Joint Inventions and Joint Patents:
(a)    to exercise its rights, and perform its obligations, under this Agreement, whether directly or through one or more Affiliates, licensees or subcontractors;
(b)    to make and have made (itself or through its Affiliates and licensees) the Compound and any Licensed Product anywhere in the world including in the Licensed Territory solely for (i) use, Development or Commercialization of the Compound and any Licensed Product outside the Licensed Territory, or (ii) use, Development or Commercialization of the Compound and any Licensed Product by or on behalf of Licensee or its Affiliates or Sublicensees in the Licensed Territory;
(c)    to conduct Development of the Compound and any Licensed Product [***];
(d)    following Mirati’s exercise of the Co-Commercialization Option for a Licensed Product in a Region and during the applicable Co-Commercialization Term, to Co-Commercialize any Licensed Product in such Region with the right to grant sublicenses through multiple tiers to (i) Mirati’s Affiliates (for as long as such Person remains an Affiliate) without Licensee’s prior written consent but upon prompt written notice to Licensee, (ii)[***]

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[***]; and
(e)    to practice and grant licenses under the Licensed Know-How and Licensed Patents outside of the scope of the licenses granted to Licensee in Section 2.1.
2.4    License Grant to Mirati. Licensee hereby grants to Mirati:
(a)    an exclusive, perpetual, royalty-free and fully-paid license, with the right to grant sublicenses through multiple tiers, under Licensee Technology, to Exploit the Compound and any Licensed Product in the Field outside the Licensed Territory; and
(b)    a non-exclusive, perpetual, royalty-free and fully-paid license, with the right to sublicense through multiple tiers, under the Licensee Technology, to Develop, make and have made, and use the Compound and the Licensed Products in the Licensed Territory (i) solely for use, Development or Commercialization outside of the Licensed Territory, (ii) solely to supply Licensee in the conduct of Development or Commercialization activities in the Licensed Territory, and (iii) to otherwise exercise its rights retained under Section 2.3; and
(c)    following Mirati’s exercise of the Co-Commercialization Option for a Licensed Product in a Region and during the applicable Co-Commercialization Term, a co-exclusive (with Licensee) license, with the right to grant sublicenses through multiple tiers to Mirati’s Affiliates (for as long as such Person remains an Affiliate) which shall be subject to Licensee’s prior written consent, not to be unreasonably withheld, under the Licensee Technology, to Co-Commercialize such Licensed Product in the Field in the Licensed Territory.
2.5    Upstream Agreements. All licenses and other rights granted to Licensee under this Agreement (including any sublicense rights) are subject to the rights and obligations of Mirati under the Upstream Agreements including the rights reserved to Third Parties, and grant back licenses set forth therein. Licensee is subject to and will comply with, and shall require its Affiliates and Sublicensees to comply with, all applicable provisions of the Upstream Agreements, [***] Licensee will perform and take such actions as may be reasonably required to allow Mirati to comply with its obligations under the Upstream Agreements, including obligations relating to sublicensing, patent matters, additional licensed patents and know-how, confidentiality, reporting, audit rights, indemnification and diligence, in each case, to the extent that Licensee is provided a copy of the Upstream Agreements. [***]

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[***]. [***] The Parties will amend Exhibit 1.145 from time to time as necessary to include all Upstream Agreements.
2.6    No Implied Licenses; Negative Covenants.
(a)    No right or license under any Patents or other intellectual property rights of a Party is granted or shall be granted by implication to the other Party, and each Party agrees not to practice any Patents or other intellectual property rights of the other Party except pursuant to the licenses and other rights expressly granted in this Agreement or any other written agreement between the Parties. All such rights or licenses are or shall be granted only as expressly provided in the terms of this Agreement. Without limiting the foregoing, Mirati hereby acknowledges and agrees that no right or license is granted to Mirati by Licensee under this Agreement under any Patents or Know-How Controlled by Licensee that Covers or relates to any proprietary compound of Licensee. Without limiting the foregoing, and notwithstanding any other provision of this Agreement, Licensee hereby acknowledges and agrees that no right or license is granted to Licensee by Mirati under this Agreement under any Patents or Know-How owned or controlled by Mirati that Covers or relates to any proprietary compound of Mirati other than the Compound.
(b)    Licensee covenants that it, and its Affiliates and Sublicensees, will Develop, manufacture, and Commercialize the Licensed Products solely within the Licensed Territory for use in the Field, pursuant to and in accordance with the rights and licenses granted to it under and the terms and conditions of this Agreement, and will not use or practice Licensed Patents or Licensed Know-How licensed to it by Mirati except as expressly permitted in scope of the license granted to Licensee in Section 2.1. Licensee agrees and acknowledges that it has not been granted any rights (express or implied) to any Licensed Patents, Licensed Know-How, or Licensed Products under this Agreement outside of the Field or outside of the Licensed Territory, and accordingly agrees that during the Term it will not (i) Commercialize any Licensed Product outside of the Field or outside of the Licensed Territory or within the Licensed Territory for sale by or for Licensee outside of the Field or outside of the Licensed Territory, or (ii) provide any Licensed Product to any Third Party, Sublicensee or Affiliate if Licensee has actual knowledge or reasonably believes that such Third Party, Sublicensee or Affiliate, either directly or indirectly, is selling, or intends to sell such Licensed Product outside of the Field or outside of the Licensed Territory.
(c)    Mirati covenants that, except as otherwise expressly set forth or permitted in this Agreement (including under the retained rights in Section 2.3), Mirati, and its Affiliates and sublicensees, will Commercialize the Licensed Products solely outside the Licensed Territory. Mirati and its Affiliates and sublicensees will not use or practice any Licensee Technology licensed to it by Licensee except as expressly permitted in this Agreement. Mirati agrees and acknowledges that except as otherwise expressly set forth or permitted in this Agreement, it has not been granted any rights (express or implied) to any Licensee Technology, and accordingly agrees that during the Term it will not (i) Commercialize any Licensed Product in the Licensed Territory or outside the Licensed Territory intended for sale by or for Mirati inside of the Licensed Territory, or (ii) provide any Licensed Product to any Third Party, sublicensee or Affiliate if Mirati has actual

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knowledge or reasonably believes that such Third Party, sublicensee or Affiliate, either directly or indirectly, is selling, or intends to sell, such Licensed Product in the Licensed Territory.
2.7    Exclusivity.
(a)    During the Term, except as provided in Section 17.5(c), Licensee shall not, and shall cause its Affiliates and Sublicensees to not, directly or indirectly for or through any Third Party, including by grant of any rights to any Third Party [***].
(b)    During the Term, except as provided in Section 17.5(c), Mirati shall not, and shall cause its Affiliates and licensees to not, directly or indirectly for or through any Third Party, including any grant of any rights to any Third Party, to [***].
2.8    Subcontracting. Subject to the terms of this Section 2.8, each Party may engage Third Party subcontractors to perform its obligations under this Agreement; [***]. In all cases, each Party will ensure that (a) such Party remains responsible for the work allocated to such subcontractors to the same extent it would if it had done such work itself, (b) the subcontractor undertakes in writing obligations of confidentiality and non-use regarding Confidential Information that are at least as protective as those undertaken by the Parties with respect to Confidential Information pursuant to Article 12 hereof, and (c) the subcontractor undertakes in writing to assign all intellectual property with respect to the Compound or any Licensed Product, all results and all other intellectual property, in each case arising from the course of performing such subcontracted activities, so that the Party engaging such Third Party subcontractor will Control such intellectual property.
3.    GOVERNANCE
3.1    Joint Steering Committee. Within [***] of the Effective Date or a period otherwise mutually agreed to by the Parties, the Parties will form a joint steering committee (the “JSC”) to coordinate, oversee and provide strategic oversight of the activities under this Agreement and to facilitate communication between the Parties and provide a forum for the Parties to review matters pertaining to the Development, manufacture, and Commercialization of Licensed Product in the Licensed Territory. Except as otherwise provided herein, the role and responsibilities of the JSC are:
(a)    to review and discuss the Development, manufacture and Commercialization activities of the Compound and any Licensed Products in the Licensed Territory and any other ongoing activities under this Agreement;
(b)    to facilitate the flow of information between the Parties with respect to the Development, manufacture and Commercialization of the Compound and any Licensed Products;

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(c)    to establish such additional committees as it deems necessary to achieve the objectives and intent of this Agreement;
(d)    to oversee the activities of the JDC, JCC and any other Committee and provide guidance thereto;
(e)    to attempt to resolve issues presented to it by, and disputes within, the JDC, JCC and any other Committee; and
(f)    perform such other functions as are set forth herein or as the Parties may mutually agree in writing, except where in conflict with any provision of this Agreement.
3.2    Joint Development Committee. Within [***] of the Effective Date or a period otherwise mutually agreed to by the Parties, the Parties will form a joint development and regulatory committee (the “JDC”) to coordinate the overall strategy, plans, and responsibilities of the Parties for Development of the Compound and any Licensed Products in the Licensed Territory and outside the Licensed Territory, to facilitate communication between the Parties and provide a forum for the Parties to review Development and regulatory matters pertaining to the Licensed Products in the Licensed Territory and outside the Licensed Territory, and to coordinate such Development activities in the Licensed Territory with Licensed Product development work outside the Licensed Territory. Except as otherwise provided herein, the role and responsibilities of the JDC are:
(a)    to oversee strategy, progress, and results with respect to the Development of the Licensed Product in the Field in the Licensed Territory;
(b)    to review and discuss any material Development activities, including any Clinical Trials, with respect to any Licensed Product in the Field both in the Licensed Territory and outside the Licensed Territory;
(c)    to review and approve the initial Clinical Development Plan and any material amendments or revisions to the Clinical Development Plan;
(d)     to develop (but not approve): (i) for each Existing Global Study, the [***] enrollment allocation (the [***] Enrollment Allocation”) for each [***] in the Enrollment Period, and (ii) for each additional Global Study deemed a Joint Global Study (1) the Minimum Enrollment Threshold, and (2) if the Parties agree to include an obligation for Licensee to meet [***] Enrollment Allocations, the [***] Enrollment Allocation.  Each [***] Enrollment Allocation shall be mutually agreed upon or amended in writing by the Parties, and for each additional Global Study deemed a Joint Global Study, the applicable Minimum Enrollment Threshold shall be mutually agreed upon in writing by the Parties;
(e)    to review and coordinate forecasting and supply of Licensee’s expected requirements of Licensed Product for Development purposes;
(f)    to review all material Clinical Data obtained from Clinical Trials of the Compound and any Licensed Product in the Licensed Territory;

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(g)    to review all material Clinical Data for any Joint Global Studies within the Clinical Development Plan;
(h)    to review all material Reference Data Controlled by a Party and generated or produced in connection with any Development activities conducted for any Licensed Product in the Licensed Territory and outside the Licensed Territory;
(i)    to provide a forum for discussion of and coordinate interactions with Regulatory Authorities in the Licensed Territory and outside the Licensed Territory;
(j)    to review any material Regulatory Filings with respect to the Licensed Products to be submitted to any Regulatory Authority in the Licensed Territory;
(k)    to review and discuss any proposals from Mirati regarding any Additional Global Studies;
(l)    to discuss and provide a forum for the exchange of pharmacovigilance and safety matters prior to commercial launch of the Licensed Product;
(m)    to provide a forum for discussion of and coordinate decisions related to research and Development of new Indications, new Licensed Product formulations, and Combined Therapy Development; and
(n)    to perform such other functions as the Parties may allocate to JDC in writing, where such functions are appropriate to further the purposes of this Agreement with respect to the Development of Licensed Products in the Licensed Territory.
3.3    Joint Commercialization Committee. At least [***] prior to the first anticipated Regulatory Approval of any Licensed Product in the Licensed Territory, the Parties will form a joint commercialization committee (the “JCC”) to coordinate the overall strategy, plans, and responsibilities of the Parties, facilitate communication between the Parties and provide a forum for the Parties to review matters pertaining to Commercialization of Licensed Products in the Field in the Licensed Territory. Except as otherwise provided herein, the role and responsibilities of the JCC will be to:
(a)    discuss strategy, progress, and results with respect to Licensed Product Commercialization in the Field in the Licensed Territory;
(b)    review the Commercialization Plan and oversee implementation thereof;
(c)    review the date of anticipated First Commercial Sale of such Licensed Product in the PRC provided by Licensee to the JCC;
(d)    if Mirati exercises the Co-Commercialization Option, (i) review, comment and approve [***], (ii) review and approve the amount [***] shall pay to [***] for Co-Commercialization activities performed by [***] in addition to [***], and (iii) review and oversee the coordination of Co-Commercializing activities to be conducted by the Parties;
(e)    solely to the extent that Mirati is supplying Licensee with Compound or Licensed Product for Commercialization purposes, review and coordinate forecasting and supply

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of Licensee’s expected requirements of Compound and Licensed Product for such Commercialization purposes;
(f)    discuss and provide a forum for the exchange of pharmacovigilance and safety matters following commercial launch of Licensed Product;
(g)    perform such other functions as the Parties may deem appropriate to further the purposes of this Agreement with respect to the Commercialization of Licensed Product in the Licensed Territory.
3.4    Committee Composition. Each Committee will be composed of [***] members appointed by Mirati and [***] members appointed by Licensee, each of which members shall be senior level employees with decision-making authority and significant experience in the relevant business responsibilities of the Committee. Each Party will notify the other Party of its initial JSC and JDC member nominations within [***] after the Effective Date. The Parties, through the applicable Committee, may mutually agree to change the number of Committee members. Each Party may change its Committee members at any time by written notice to the other Party. Any member of a Committee may designate a substitute to attend and perform the functions of that member at any particular Committee meeting. Each Party may invite a reasonable number of non-member, non-voting representatives of such Party to attend any Committee meeting; provided that if either Party intends to have any Third Party (including any consultant) attend such a meeting, such Third Party shall be bound by confidentiality and non-use obligations consistent with the terms of this Agreement.
3.5    Meetings. Each Committee will hold meetings at such frequency as determined by the Committee members, but no less than [***], unless otherwise reasonably agreed to by the Parties. The first JSC and JDC meeting shall each be held within [***] after the Effective Date. The first JCC meeting shall be held within [***] after the JCC’s formation pursuant to Section 3.3. Such meetings may be conducted by videoconference, teleconference, or in person, as agreed to by the Parties, provided that at least one such meeting shall be in person [***], unless otherwise agreed to by the Parties. Minutes will be kept of all Committee meetings. Meeting minutes will be prepared by Licensee within [***] after the applicable meeting and sent to each member of the Committee for review and preliminary approval, which minutes shall be formally approved by the Committee at its next scheduled meeting. Any costs and expenses incurred related to a Committee meeting, including, if applicable, travel or telecommunication expenses, shall be borne separately by each Party.
3.6    Decision-Making. Decisions of a Committee with respect to matters within the responsibility of such Committee shall be made [***], with Mirati’s Committee members [***] and Licensee’s Committee members [***]. If a Committee cannot reach unanimous agreement on such a matter before it for [***], the matter shall be referred to [***]. If such disagreement has not been resolved within [***] after being referred to [***], then [***] shall have the casting vote for all matters, except any matters where the resulting decision would relate

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primarily to [***], in which case, [***] shall have the casting vote. [***] shall only exercise such right to the casting vote [***]. Notwithstanding the foregoing, if any such disputed or unresolved matter involves [***], such disputed or unresolved matter shall be resolved by [***]. [***] shall only exercise its right to the casting vote, in all cases (including when using it in its sole discretion), in good faith and provided such Party shall not use its casting vote to materially increase the other Party’s obligations or expenses under this Agreement. For clarity, [***] shall have the casting vote for [***]), provided in exercising such right to the casting vote, [***] shall reasonably take into account [***] may, thereafter, exercise its casting vote [***]. If after [***] exercises its casting vote [***].
3.7    Scope of Governance. Each Committee shall only have such powers, authority and responsibilities as are specifically assigned to it in this Agreement, and such powers shall be subject to the terms and conditions set forth herein. Without limiting the generality of the foregoing, no Committee will have any power to amend this Agreement, and no Committee decision shall be in contravention of or conflict with any terms and conditions of this Agreement. It is understood and agreed that issues to be formally decided by a Committee are only those specific issues that are expressly provided in this Agreement to be decided by such Committee.
3.8    Alliance Managers. Promptly after the Effective Date, each Party shall appoint an individual who shall be an employee of such Party having appropriate qualification and experience to act as the alliance manager for such Party with respect to the matters covered by this Agreement (the “Alliance Manager”). Each Alliance Manager shall be responsible for coordinating and managing processes and interfacing between the Parties on a day-to-day basis throughout the Term. The Alliance Manager will ensure communication to the applicable Committees of all relevant matters raised at any joint subcommittees or working groups. Each Alliance Manager shall be permitted to attend meetings of the applicable Committees as non-voting participants. The Alliance Managers shall be the primary contact for the Parties regarding the day-to-day activities contemplated by this Agreement and shall facilitate information exchange and discussion of all such activities hereunder, and the results thereof. Each Party may replace its Alliance Manager with an alternative representative at any time with prior written notice to the other Party. Any Alliance Manager may designate a substitute to temporarily perform the functions of that Alliance Manager. Each Alliance Manager shall be charged with creating and maintaining a collaborative work environment within each Committee and its subcommittees, if any. Costs with respect to Alliance Managers shall be borne separately by each Party.
3.9    Discontinuation of Participation on a Committee. For clarity, [***] membership in any particular Committee shall be at its sole discretion, as a matter of right and not obligation, for the sole purpose of participation in governance, decision-making, and information

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exchange with respect to activities within the jurisdiction of the Committee. [***] shall have the right to withdraw, at any time, from membership on a Committee upon [***] prior written notice to [***], which notice shall be effective upon the expiration of such [***] period. Following the issuance of such notice: (a) [***] membership in such Committee shall be terminated, (b) [***] Committee members shall no longer have any decision-making rights as provided in Section 3.6 and (c) each Party shall have the obligation to provide and the right to continue to receive the information it would otherwise be required to provide and entitled to receive under the Agreement and to participate directly with the other Party in discussions, reviews and approvals currently allocated to such Committee pursuant to this Article 3.
4.    TECHNOLOGY TRANSFER
4.1    Technology Transfer. Promptly after the Effective Date and in any event within [***] following the Effective Date, Mirati will, [***] in accordance with a reasonable schedule established by the JSC, disclose and make available to Licensee in reasonable form all Licensed Know-How (other than any Reference Data) in Mirati’s Control as of the Effective Date (the “Initial Technology Transfer”). Throughout the Term, each Party will make available to other Party in reasonable form additional Licensed Know-How (with respect to Mirati) and Licensee Know-How (with respect to Licensee), in each case, other than any Reference Data, that such Party or its Affiliates comes to Control after the Effective Date, to the extent that such Licensed Know-How or Licensee Know-How, as applicable, comes to such Party’s attention (or is reasonably requested by the other Party) and has not previously been provided or made available to the other Party.
4.2    Assistance by Mirati. After the Initial Technology Transfer and subject to the terms of this Agreement, upon Licensee’s reasonable request for any reasonable technical assistance as may be necessary in connection with the transfer of Licensed Know-How to Licensee, Mirati shall provide Licensee with such reasonable technical assistance.
5.    DEVELOPMENT
5.1    Responsibilities and Diligence.
(a)    Development Responsibilities. Subject to the terms and conditions of this Agreement, Licensee shall be primarily responsible for conducting all Development activities of the Compound and any Licensed Product required to obtain Regulatory Approval in the Licensed Territory, at its sole expense and in accordance with the Clinical Development Plan. Licensee will be solely responsible for obtaining all Regulatory Approvals in each Region in the Licensed Territory at its sole expense. Licensee will have the right to engage capable, reputable and experienced contract research organizations to conduct particular Development activities as are appropriate to be conducted by subcontractors. Licensee shall keep the JDC informed of the progress and results of such Development activities as provided below. Licensee acknowledges and agrees that the [***] shall be coordinated and consistent with the worldwide (outside of the Licensed Territory) [***].

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(b)    Diligence. Licensee shall use Commercially Reasonable Efforts to Develop at least one Licensed Product and seek and maintain Regulatory Approvals for such Licensed Product in the Field in the Licensed Territory; provided that, for clarity, in no event shall the foregoing limit Licensee’s obligations under Section 5.4.
(c)    Compliance. In conducting Development of the Compound and Licensed Products, Licensee shall comply, and will ensure that its Affiliates comply, and will include in each of its sublicense agreements an obligation of its Sublicensees to comply, with all Applicable Laws, including the regulations promulgated by the relevant Regulatory Authorities for the Development, manufacture, testing, and Commercialization of pharmaceutical products in the Licensed Territory, in good scientific manner, and in compliance in all material respects with all applicable national and international guidelines (e.g., ICH, cGCP, cGMP).
(d)    [***]. If, prior to the earlier to occur of (i) [***] or (ii) [***], Licensee has not conducted [***] ), whether by itself, its Affiliates or permitted Sublicensees for any [***] period during the Term, and such [***] was not caused by reasons outside of Licensee’s, its Affiliates’ and Sublicensees’ reasonable control, then Licensee shall be deemed to have abandoned the [***] for the Licensed Product in the Field in the Licensed Territory and Mirati shall have the right to terminate this Agreement in accordance with Section 15.2(b)(i). [***] exist if Licensee has performed or is performing any of the following [***] activities: (i) Licensee has [***] in the applicable [***] period for [***] for the Licensed Product in the Licensed Territory if there is [***], (ii) Licensee is waiting [***] in the Licensed Territory as evident by written correspondences [***] (or in the event that [***], by written support provided by Licensee), (iii) Licensee is waiting for [***].
5.2    Clinical Development Plan. Licensee shall undertake the Development of Licensed Products in a collaborative and efficient manner in accordance with this Article 5. The Development of any Licensed Product relating to the Licensed Territory under this Agreement shall be governed by a written development plan (the “Clinical Development Plan”), as revised from time to time in accordance with this Section 5.2. The Clinical Development Plan shall include [***]. The Clinical Development Plan shall contain in reasonable detail the major Development activities and the projected timelines for conducting such activities, including activities designed to achieve Regulatory Approvals for any Licensed

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Product in the Licensed Territory. Licensee has prepared an initial draft of the Clinical Development Plan, which is attached hereto as Exhibit 5.2. Promptly following the [***] Licensee will prepare the final draft of the initial Clinical Development Plan, and the JDC shall review and approve such Clinical Development Plan. From time to time, but at least [***], Licensee shall propose updates or amendments, if any, to the Clinical Development Plan in consultation with Mirati and submit such proposed updated or amended plan to the JDC for review, discussion and approval.
5.3    Local Study. Licensee shall be solely responsible for performing any Local Study at its sole cost (including handling relevant Regulatory Filings for any Local Studies in the Licensed Territory at its own cost, as applicable, in accordance with Article 6). Licensee shall use Commercially Reasonable Efforts to conduct all Local Studies set forth in the Clinical Development Plan; provided that [***]. Each Local Study conducted in the Licensed Territory shall be conducted in accordance with the Clinical Development Plan, the study protocol approved by any relevant Regulatory Authority, and Applicable Laws in the Licensed Territory. Notwithstanding the foregoing, Licensee shall not [***] that includes a [***], without the prior written consent of Mirati.
5.4    Global Study.
(a)    General. Mirati may initiate, suspend, or cease a Global Study anywhere in the world for any Licensed Product for any Indication, in its sole discretion. Exhibit 5.4 attached hereto will identify all Global Studies existing or planned by Mirati as of the Effective Date that include clinical sites for Clinical Trials in the Licensed Territory (such Global Studies, the “Existing Global Studies”), as each may be updated or amended from time to time.
(b)    Licensee Participation. Licensee (i) shall, at its sole cost and expense, participate in specific Existing Global Studies in accordance with the Clinical Development Plan by coordinating clinical trial sites in the Licensed Territory for such Existing Global Studies to enroll a certain percentage of the total subjects for each such Existing Global Studies, and (ii) may agree to participate in such other Global Studies presented by Mirati pursuant to Section 5.4(e) (each of the Existing Global Studies that Licensee participates in and any such future Global Studies that Licensee participates in, a “Joint Global Study”), provided that (A) upon any suspension initiated by Mirati with respect to any Joint Global Study, Licensee shall be relieved of obligations to meet the Enrollment Period (if applicable) or [***] Enrollment Allocation with respect to such Joint Global Study that would have applied during such period of suspension, and upon [***] of such suspended Joint Global Study, the Parties shall agree to either (1) extend the Enrollment Period by a period of [***] and agree to new [***] Enrollment Allocation for any additional [***] of the extended Enrollment Period with respect to such Joint Global Study; or (2) reduce the Minimum Enrollment Threshold for such Joint Global Study by [***] and, if adopting (1) or (2) would be insufficient to eliminate the negative effect of Mirati’s suspension on Licensee’s ability to meet the Enrollment Period, [***] Enrollment

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Allocation, or Minimum Enrollment Threshold, the Parties will in good faith agree to further adjustment to the Enrollment Period, [***] Enrollment Allocation, or Minimum Enrollment Threshold, with respect to such Joint Global Study; and (B) after any cessation initiated by Mirati with respect to any Joint Global Study in its entirety, Licensee shall be relieved of the obligations with respect to such Joint Global Study set forth in Section 5.4, Section 5.6, Section 5.8, and Section 6.3(b)(i) (for clarity, Licensee’s obligation to provide Mirati with access or copies to Reference Data, Regulatory Filing, and correspondence generated prior to such cessation shall be unaffected). Licensee shall be responsible for all activities (if any) associated with conducting each Joint Global Study in the Licensed Territory set forth in the Clinical Development Plan existing as of the Effective Date and each additional Joint Global Study as outlined in the plan for such Joint Global Study as mutually agreed by the Parties and any additional Joint Global Study so agreed between the Parties shall be included in an amendment to the Clinical Development Plan. With respect to each Existing Global Study, Licensee shall recruit and enroll in a timely manner [***] (or such other percentage as agreed to by Mirati) of the total number of patients to be treated under the applicable protocol for such Joint Global Study (each applicable percentage, a “Minimum Enrollment Threshold”) with respect to the applicable enrollment period for such Joint Global Study (the “Enrollment Period”) in accordance with the Clinical Development Plan. With respect to each Existing Global Study, [***] shall timely meet the [***] Enrollment Allocation, and provide the JDC [***] updates as to whether it expects to meet each [***] Enrollment Allocation, and the Parties (through the JDC) shall cooperate in good faith to assist Licensee in meeting each [***] Enrollment Allocation. The [***] Enrollment Allocation for certain Existing Global Studies are set forth in Exhibit 5.4 attached hereto. Licensee shall be solely responsible for any and all costs (including costs of supply for any combination agents under the applicable Joint Global Study protocol) incurred by or on behalf of Licensee to meet the applicable Minimum Enrollment Threshold. Mirati may, in its sole discretion, request Licensee to enroll a number of patients for any Joint Global Study in excess of the applicable Minimum Enrollment Threshold. If Licensee agrees to enroll such number of excess patients, within [***] of Licensee’s receipt of Mirati’s request, Licensee shall submit to Mirati for Mirati’s review and written approval a detailed budget of all estimated costs (including Manufacturing Costs) to be incurred by or on behalf of Licensee for such excess enrollment (such approved budget, the “Excess Enrollment Budget”). Mirati shall reimburse Licensee for documented costs actually incurred by or on behalf of Licensee up to [***] of the Excess Enrollment Budget on a [***] basis.
For avoidance of doubt, if with respect to a given Joint Global Study, the total patients to be enrolled based on the applicable Clinical Development Plan for such Joint Global Study are enrolled prior to the end of the Enrollment Period for such Joint Global Study (such date the total patient enrollment is achieved, the “Enrollment Completion Date”), then starting from the Enrollment Completion Date, Licensee would not be obligated to enroll any more patients as part of such Joint Global Study, and Licensee shall be relieved of all its obligations under Section 5.4(b) or Section 5.4(c) with respect to such Joint Global Study, subject to the following: [***].

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(c)    Existing Global Study Shortfall. With respect to each Existing Global Study, within [***] of the applicable Enrollment Period [***] and the subsequent [***] of the applicable Enrollment Period [***] (each such period, a “Checkpoint”), Licensee shall[***] for the applicable Checkpoint (the “Checkpoint Enrollment Allocation”). If Licensee fails to fulfill the Checkpoint Enrollment Allocation, or notifies Mirati through the JDC prior to the end of the applicable Checkpoint that Licensee does not expect to fulfill the Checkpoint Enrollment Allocation, the Parties will [***] Mirati shall, [***] determine in good faith whether to [***] or (ii) [***] Mirati may, [***] elect to help Licensee meet the enrollment requirements related to such Existing Global Study. If Mirati (A) in good faith [***] or (B) grants Licensee [***]; provided that, Licensee’s failure to fulfill [***] is not to the extent [***].
(d)    Joint Global Study Sponsor. Subject to Section 6.3(c), Licensee, itself or with or through any other of its Affiliates or Sublicensees, shall be the sponsor of each Joint Global Study in the Licensed Territory, unless otherwise agreed by the Parties as set forth in the Clinical Development Plan. For any Joint Global Study, subject to the other provisions hereunder (including Section 5.4(b) which stipulates Mirati shall reimburse Licensee for certain costs pursuant to the Excess Enrollment Budget), Licensee shall be responsible for all costs incurred by or on behalf of Licensee in the performance of such Joint Global Study in the Licensed Territory, and Mirati shall be responsible for all other costs incurred for or in connection with such Joint Global Study.
(e)    Additional Global Studies. From time to time during the Term, Mirati may propose to Licensee, through the JSC, additional Global Studies for any Licensed Product that includes clinical sites for Clinical Trials in the Licensed Territory. The Parties will discuss in

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good faith and mutually agree on Licensee’s participation in such additional Global Study in the Licensed Territory, and Licensee will elect to participate or not participate in such additional Global Study by notifying Mirati in writing within [***] after the date of Mirati’s presentation of such Global Study to the JSC. If Licensee elects to participate in an additional Global Study by notifying Mirati in writing, such additional Global Study shall be deemed a “Joint Global Study”. If Licensee elects not to participate in any additional Global Study presented by Mirati by timely notifying Mirati of such election (or by failing to timely notify Mirati in writing), Mirati may conduct such Global Study in the Licensed Territory (each, an “Additional Global Study”) at its sole cost. Any Know-How (except for safety data) or Patents resulting from any Additional Global Study that Licensee has not elected to participate in shall be excluded from Licensed Technology unless Licensee notifies Mirati in writing of Licensee’s intent to include any such Know-How or Patents in Licensed Technology and pays to Mirati an amount that is equal to [***] of the [***] Additional Global Study. Mirati shall share with Licensee and hereby grants to Licensee a right of reference to, any safety data generated from any Additional Global Studies.
(f)    Notwithstanding anything herein to the contrary, Licensee shall have no obligations under this Section 5.4 with respect to any Joint Global Study (including any Existing Global Study or other Joint Global Study) unless the Reference Data, Regulatory Filings, and any other Know-How or Patents resulting from the conduct of such Joint Global Study outside the Licensed Territory, in each case, that is necessary or reasonably useful to Exploit the Compound or Licensed Product in the Field is Controlled by Mirati, included in the Licensed Technology, and granted and provided to Licensee in accordance with the terms of this Agreement (including Sections 2.1, 4.1, 4.2, 5.8, 6.3(b) and 6.3(d)). At least [***] (i) prior to the projected Initiation of each Joint Global Study (with respect to a future Joint Global Study) or (ii) after the Effective Date (with respect to any Existing Global Study), each Party will provide to the other Party a written notice regarding whether it Controls and may grant and provide to the other Party the Reference Data, Regulatory Filings, and any other Know-How or Patents resulting from the conduct of such Joint Global Study in such Party’s territory and which otherwise meets the definition of “Licensed Technology” or “Licensee Technology”, as applicable, in accordance with the terms of this Agreement (including Sections 2.1, 2.4, 4.1, 4.2, 5.8, 6.3(b), and 6.3(d)).
5.5    Records. Each Party shall maintain, in compliance with the highest industry standard, full, complete, and accurate records, in sufficient detail and in good scientific manner appropriate for patent and regulatory purposes, which shall fully, accurately and properly reflect all work done and all data and other results achieved or obtained by or on behalf of such Party in the performance of Development activities with respect to the Compound or any Licensed Product under the Clinical Development Plan (with respect to Licensee) and Joint Global Studies and all other Development activities conducted outside the Licensed Territory (with respect to Mirati), and as contemplated by this Agreement.
5.6    Disclosures Regarding Development Efforts. The Parties will share information about their respective Development activities in the Field through the JDC as follows:
(a)    Licensee. Licensee shall (i) provide to the JDC, not less than [***] during the Term, a report (each, a “Development Report”) that summarizes in reasonable detail (A) the Development activities conducted by or on behalf of Licensee with

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respect to the Compound and any Licensed Products in the Field and in the Licensed Territory and (B) any Product Inventions that are first conceived or reduced to practice by Licensee by over such [***] period. Each Development Report shall contain sufficient information to allow Mirati to monitor Licensee’s compliance with this Agreement, including Licensee’s diligence obligation set forth in Section 5.1. [***].
(b)    Mirati. Mirati shall provide to the JDC, not less than [***] during the Term, a report that summarizes any Product Inventions that are first conceived or reduced to practice by Mirati over such [***] period.
5.7    Clinical Trial Audits. Upon [***] prior written notification by Mirati but no more frequent than [***] (except in the event that Mirati has reasonable cause), and based on an audit scope agreed upon by the Parties, Mirati or its representatives may conduct an audit of Licensee [***], and all [***], in each case, to ensure that the applicable Clinical Trials are conducted in compliance with the Clinical Development Plan, cGCP, and Applicable Laws; provided that (a) such audit will take place during regular business hours of the audited party in a manner that does not interfere with the audited party’s normal business operations and shall be conducted under obligations of confidentiality, and (b) in the event any such audit [***] requires Licensee’s assistance, Licensee shall provide Mirati or its representatives with such assistance at [***], to the extent reasonable, including providing personnel of Licensee to be present for such audit and producing any documents or authorizations allowing Mirati or its representatives to conduct such audit, to the extent reasonable. No later than [***] after the completion of such audit, Mirati shall provide Licensee with a written summary of Mirati’s findings of any deficiencies or other areas of remediation that Mirati identifies during any such audit. Licensee shall use Commercially Reasonable Efforts to respond or remediate any such deficiencies within [***] following Licensee’s receipt of such report. Without limiting the foregoing, Licensee shall have the right to be present at any such audit conducted by Mirati pursuant to this Section 5.7 [***].
5.8    Access to Data. Each Party shall promptly provide the other Party with access to all Reference Data Controlled by such Party or its Affiliates and generated or produced in connection with any Clinical Trial conducted involving the Compound or any Licensed Product in accordance with the Clinical Development Plan (in case of Licensee) and any Joint Global Studies (in case of Mirati). Upon the request of Licensee, Mirati shall, to the extent not previously provided to Licensee and necessary or reasonably useful to Exploit the Compound or any License Product in the Field and in the Licensed Territory, promptly provide Licensee with access to any Reference Data Controlled by Mirati or its Affiliates and generated or produced in connection with

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any Clinical Trial conducted involving the Compound or any Licensed Product as part of any Development activities conducted outside the Licensed Territory.
6.    REGULATORY ACTIVITIES
6.1    General. Subject to, and in accordance with, the terms and conditions of this Agreement, the requirements of all Applicable Laws and the Clinical Development Plan, Licensee, at its own expense, shall prepare and file all Regulatory Filings required to Develop the Compound and any Licensed Product and, if successful, to obtain and maintain Regulatory Approvals of any Licensed Product in the Field in the Licensed Territory. Mirati will provide reasonable regulatory and administrative support and assistance to Licensee, to be coordinated by the JDC, in connection with the conduct by Licensee of its activities under this Section 6.1 including the submission by Licensee of any Regulatory Filings in the Licensed Territory. Without limiting the remainder of this Article 6, Licensee, through the JDC, shall keep Mirati fully informed in a timely manner of all material events and developments occurring in the course of seeking and obtaining Regulatory Approvals for the Licensed Products in the Licensed Territory, including material meetings with Regulatory Authorities in the Licensed Territory such that Mirati shall have the option to participate in such activities as provided below.
6.2    Regulatory Expenses. Licensee shall be responsible for all costs and expenses of preparing, coordinating, maintaining, formatting, and filing Regulatory Filings for Licensed Products in the Licensed Territory and for maintaining Regulatory Approval for Licensed Products in the Licensed Territory. Licensee shall be responsible for all costs and expenses of providing English summaries of all information and documents (which are not in English) that Licensee is obligated to provide to Mirati under this Article 6.
6.3    Regulatory Filings.
(a)    Review. The Alliance Managers shall coordinate communication and the exchange of information between the Parties with respect to Regulatory Filings to be prepared and submitted by or for Licensee in the Licensed Territory.
(b)    Copies.
(i)    Subject to Applicable Laws, Licensee promptly shall provide to Mirati: (A) electronic copies (as filed with an English summary thereof) of each material Regulatory Filing Controlled by Licensee or its Affiliates or Sublicensees as submitted to Regulatory Authorities in the Licensed Territory, and (B) copies (both as filed or received, and an English summary thereof) of all material correspondence Controlled by Licensee or its Affiliates or Sublicensees with respect to Regulatory Filings to and from any Regulatory Authority in the Licensed Territory. Without limiting the generality of the foregoing, Licensee shall provide Mirati with copies of all material correspondence Controlled by Licensee or its Affiliates or Sublicensees with respect to the Licensed Products to and from any Regulatory Authority in the Licensed Territory (both as filed or received, and an English summary thereof) promptly so as to permit Mirati to comply with its obligations under Applicable Laws in and outside of the Licensed Territory or in accordance with such other timeline set forth in the Pharmacovigilance Agreement entered into by the Parties pursuant to Section 6.5(d). Upon Mirati’s reasonable request, Licensee

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shall provide Mirati with an English translation of a material Regulatory Filing, and material correspondence with respect to Regulatory Filings to and from any Regulatory Authority, in each case, Controlled by Licensee or its Affiliates or Sublicensees and in relation to the Licensed Products and in the Licensed Territory.
(ii)    Subject to Applicable Laws, Mirati shall provide Licensee with copies of all material correspondence with respect to the Compound or any Licensed Product to and from any Regulatory Authority pertaining to Regulatory Filings Controlled by Mirati or its Affiliates or its or their licensees (other than Licensee) outside of the Licensed Territory promptly so as to permit Licensee to comply with its obligations under Applicable Laws in the Licensed Territory.
(c)    Licensee shall hold and own all such Regulatory Filings covering, and all Regulatory Approvals of, Licensed Product in the Licensed Territory, subject to subsection (d) below and to the provisions of Article 15, provided, however, that if Applicable Laws in the Licensed Territory do not allow Licensee (or an Affiliate of Licensee or a Sublicensee) to hold Regulatory Approvals or Regulatory Filings for the Licensed Product in the Field in the Licensed Territory, then during the Term Mirati (i) will hold such Regulatory Approval for Licensee’s benefit, (ii) will appoint Licensee (or an Affiliate of Licensee or a Sublicensee) as its exclusive regulatory agent, local legal agent, and local study sponsor, to handle all regulatory activities for the Licensed Product in the Field in the Licensed Territory, and (iii) will promptly transfer such Regulatory Approval to Licensee or its designee when allowed by Applicable Laws.
(d)    Right of Reference.
(i)    Licensee hereby grants to Mirati the right of reference to (A) all Regulatory Filings pertaining to the Compound or Licensed Product in the Field submitted by or on behalf of Licensee or its Affiliates or Sublicensees (and all data contained or referenced therein), with the right to grant further rights of reference to Mirati’s licensees with respect to the Compound or Licensed Products, and (B) Reference Data, in each case of (A) and (B), Controlled by Licensee or its Affiliates as of the Effective Date or during the Term and to the extent necessary or reasonably useful to Exploit the Compound or Licensed Product in the Field outside the Licensed Territory. Mirati and its Affiliates (and any licensee to whom it may grant a further right of reference) may use the right of reference to such Regulatory Filings in the Field solely for the purpose of seeking, obtaining and maintaining the Regulatory Approval of the Licensed Products outside the Licensed Territory, and shall treat such Regulatory Filings and data provided by Licensee as Licensee’s Confidential Information and handle them in accordance with the best industry practices.
(ii)    Subject to and in accordance with Section 5.4, Mirati hereby grants to Licensee the right of reference to (A) all Regulatory Filings pertaining to the Compound or Licensed Product in the Field submitted by or on behalf of Mirati or its Affiliates or licensees (other than Licensee) (and all data contained or referenced therein), with the right to grant further rights of reference to Sublicensees to the extent permitted pursuant to Section 2.2, and (B) Reference Data, in each case of (A) and (B), Controlled by Mirati or its Affiliates as of the Effective Date or during the Term and to the extent necessary or reasonably useful to Exploit the Compound or Licensed Product in the Field in the Licensed Territory. Licensee and its Affiliates

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(and any Sublicensee to whom it may grant a further right of reference) may use such right of reference to such Regulatory Filings in the Field solely for the purpose of seeking, obtaining and maintaining the Regulatory Approval of the Licensed Products in the Field in the Licensed Territory.
6.4    Regulatory Meetings. Through the JDC, Licensee shall provide Mirati with a schedule of any material in-person meeting or material teleconference with the Regulatory Authorities (or related advisory committees) in the Licensed Territory planned [***] that relates to the Development of the Licensed Products in the Licensed Territory (each, a “Regulatory Meeting”). Licensee shall be solely responsible for any communications with Regulatory Authorities occurring or required in connection with performing its regulatory responsibilities set forth in this Article 6 with respect to the Licensed Products in the Licensed Territory, and Mirati shall have the right to provide input in preparation for each such Regulatory Meeting and the right at its sole expense and upon reasonable advance written notice, but not the obligation, to have its representatives attend and participate in each such material Regulatory Meeting, unless prohibited or restricted by Applicable Law or a Regulatory Authority, provided that Licensee shall not be obligated to schedule such meetings to specifically enable Mirati’s or its representative’s attendance.
6.5    Safety; Adverse Event Reporting.
(a)    Database. Mirati shall establish, hold, and maintain a global drug safety management system and database for the Licensed Products. As between the Parties, Mirati shall enter into such database all pharmacovigilance and other drug safety data for the Licensed Products (including adverse events) used outside the Licensed Territory as required by Applicable Laws (including any such data collected by its other licensees). Each Party shall have the right to access from such global drug safety database all drug safety data necessary for such Party to comply with all Applicable Laws in such Party’s territory. Licensee shall provide to Mirati, for incorporation into such database, all safety-related information generated or obtained from use of Licensed Product in the Licensed Territory.
(b)    Licensee Obligations. Licensee shall be responsible, at its expense, for: (i) collecting all pharmacovigilance and other drug safety data for the Licensed Products in the Licensed Territory as required by Applicable Laws; (ii) reporting all such safety data for the Licensed Products in the Licensed Territory, including adverse events in the Licensed Territory, to the applicable Regulatory Authorities in the Licensed Territory as appropriate to be in compliance with all Applicable Laws; (iii) timely reporting all such safety data to Mirati in the format for entry into the global safety database as specified by Mirati; and (iv) providing a copy of all material correspondence with any data and safety management board with respect to safety data for the Licensed Products in the Licensed Territory. The JDC may establish a safety subcommittee, and if so, all pharmacovigilance and other drug safety data for the Licensed Products in the Licensed Territory, including adverse event reports, shall then be submitted to such safety subcommittee concurrently with the reporting of such data to Mirati pursuant to subsection (iii) above.
(c)    Sharing of Safety Data. Licensee expressly acknowledges that Mirati shall have the right to provide all information received by Mirati pursuant to this Section 6.5 to

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appropriate Regulatory Authorities outside the Licensed Territory, and any of its applicable Affiliates and other licensees engaged in Development and Commercialization activities of the Licensed Products in accordance with all Applicable Laws. Mirati expressly acknowledges that Licensee shall have the right to provide all information received from Mirati by Licensee from the Mirati safety database to appropriate Regulatory Authorities within the Licensed Territory, and any of its applicable Affiliates and other Sublicensees engaged in Development and Commercialization activities of the Licensed Products in the Licensed Territory in accordance with all Applicable Laws.
(d)    Pharmacovigilance Agreement. [***] the JDC will develop a mutually acceptable pharmacovigilance and safety agreement (to be agreed upon and executed by the Parties) setting forth the Parties’ respective obligations in detail regarding pharmacovigilance and the exchange and reporting of drug safety data (the “Pharmacovigilance Agreement”).
6.6    Mirati Inspection Rights. For purposes of quality control Mirati (or its designee) will have the right not more than [***] (except in the event that Mirati has reasonable cause), at its expense and on [***] prior notice to Licensee, to inspect the [***] established or contracted by Licensee (or its Affiliate or Sublicensee), [***] and to audit Licensee’s [***] procedures with respect to the[***] or the [***], provided such inspection will take place during regular business hours of the audited party in a manner that does not interfere with the audited party’s normal business operations and shall be conducted under obligations of confidentiality.
6.7    Governmental Inspections and Inquiries. Licensee shall advise Mirati promptly after Licensee’s receipt of notice thereof, of (i) any planned Regulatory Authority visit to the portion of the facilities of Licensee or the facilities of Mirati or their respective Affiliates where the Compound or any Licensed Product is manufactured, stored or handled, as applicable, or (ii) any material written inquiries by a Regulatory Authority concerning such facilities, Licensee’s or its Affiliates’ procedures with respect to the manufacture, storage or handling of the Compound or any Licensed Product. If a Regulatory Authority makes an unannounced or unplanned visit, Licensee shall inform Mirati of the visit as soon as practicable after Licensee obtains actual knowledge of the visit. Licensee shall inform Mirati, as soon as practicable, regarding the purpose and result of such visit or inquiry, and will provide to Mirati copies of [***] generated by Licensee promptly following such inspection, and any [***] provided by Licensee [***], as the case may be, to such [***] or issued by or provided by such [***] to Licensee [***] in connection with such visit or inquiry, provided that, if such [***] provide Mirati a written English translation of such [***]. Further details including notification, timing, response and scope of such audits shall be included in the Pharmacovigilance Agreement.

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7.    COMMERCIALIZATION
7.1    Responsibilities and Diligence.
(a)    Licensee shall be responsible, at its sole expense and discretion, for Commercializing the Licensed Products in the Field in the Licensed Territory, in compliance and accordance with the terms and conditions of this Agreement. Licensee shall use Commercially Reasonable Efforts to (i) Commercialize the Licensed Product(s) in the Regions within Licensed Territory where the Regulatory Approval has been obtained, and (ii) achieve the First Commercial Sale in the applicable Region in the Licensed Territory reasonably promptly after obtaining Regulatory Approval for such Licensed Product in such Region. In conducting Commercialization of Licensed Product, Licensee will comply, and will ensure that its Affiliates comply, and will include in each of its Sublicense Agreements an obligation of its Sublicensees to comply, with all Applicable Laws related to its Commercialization of the Licensed Products, including, as applicable, all applicable anti-bribery and anti-corruption laws and regulations. Without limiting the generality of the foregoing, Licensee will not promote or market or sell any of the Licensed Products in a manner that would conflict with Applicable Laws.
(b)    Notwithstanding the foregoing, if, and only if, Mirati has exercised the Co-Commercialization Option, the Parties, under the direction of the JCC and in accordance with the terms and conditions of this Agreement, will participate in the planning and conduct of such Commercialization activities as and to the extent set forth in Section 7.4. In such case, Licensee and Mirati shall each use Commercially Reasonable Efforts to conduct Co-Commercialization activities for the Licensed Products in the Licensed Territory in accordance with Section 7.4 and the Co-Commercialization Plan.
7.2    Global Commercialization Strategy for Licensed Products.
(a)    For each Licensed Product, the key Commercialization principles will be set forth in a written summary of the global Commercialization strategy for such Licensed Product, which strategy will be prepared and updated by Mirati (each, a “Global Commercialization Strategy”).
(b)    Prior to Mirati’s exercise of the Co-Commercialization Option and no later than [***] prior to the anticipated date of the First Commercial Sale of a Licensed Product in the Licensed Territory, Licensee shall provide Mirati with reasonable advance notice of [***] meeting every [***] pertaining to the Commercialization strategy of the Licensed Product in the Licensed Territory, and shall permit Mirati to have, [***] a representative of Mirati attend and participate in such internal meetings pertaining to the Commercialization of such Licensed Product in the Licensed Territory.
7.3    Commercialization Plan for the Licensed Territory. Licensee shall prepare and submit to the JCC for its review and comment a plan containing its strategy and proposed Commercialization activities in the Licensed Territory for each Licensed Product (including estimated summary timelines for marketing, promoting and selling the Licensed Product in the Licensed Territory) (the “Commercialization Plan”). Such Commercialization Plan shall be consistent with the requirements of the applicable Global Commercialization Strategy, as such

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Global Commercialization Strategy may be updated from time to time. At least [***] prior to the date Licensee anticipates in good faith the First Commercial Sale of a Licensed Product in a Region in the Licensed Territory, Licensee shall submit to the JCC that date of anticipated First Commercial Sale of such Licensed Product in the Region in the Licensed Territory. Licensee shall submit a proposed draft of the Commercialization Plan for the Licensed Territory to the JCC no later than [***] prior to the anticipated date of the First Commercial Sale of the Licensed Product in the Licensed Territory. Licensee shall consider in good faith all comments from the JCC regarding the Commercialization Plan. [***] shall have the decision-making authority over the Commercialization Plan. Notwithstanding the foregoing, if any matter related to the Commercialization Plan is a [***], [***] shall have the decision-making authority. Licensee shall deliver to the JCC an update of the relevant sections of each Commercialization Plan on at least [***] during the Term. Updates to the Commercialization Plan will reflect, among other things, [***] in the Field for which the relevant [***] has received [***] and new or modified strategy for [***] such [***].
7.4    Co-Commercialization Option.
(a)    Mirati Co-Commercialization Option. On a Licensed Product-by-Licensed Product and Region-by-Region basis, Mirati has the right, but not an obligation, to Co-Commercialize as set forth in this Section 7.4, each Licensed Product under the direction of Licensee in the Licensed Territory (the “Co-Commercialization Option”); provided that Mirati will provide a written notice to Licensee of its intention to Co-Commercialize on the later of (i) [***] or (ii) at least [***] before the anticipated date of Regulatory Approval of such Licensed Product in such Region in the Licensed Territory (the “Co-Commercialization Exercise Notice”). Mirati’s election of the Co-Commercialization Option shall entitle Mirati to during the applicable Royalty Term expend FTEs to conduct Co-Commercialization activities in such Region in the Licensed Territory with respect to such Licensed Product, and to expend FTEs to perform Detailing activities in such Region in the Licensed Territory in an amount up to [***] of the total FTEs Licensee designates to perform Detailing activities in such Region in the Licensed Territory for such Licensed Product, the actual percentage Mirati elects to expend shall be provided by Mirati in writing to Licensee as part of the Co-Commercialization Exercise Notice.
(b)    Co-Commercialization Plan.
(i)    As further described in Section 7.4(b)(ii), the tactics and strategy for the Co-Commercialization of such Licensed Product in such Region in the Licensed Territory shall be described in a comprehensive plan (a “Co-Commercialization Plan”) (1) prepared by the Licensee within [***] following Mirati’s exercise of the Co-Commercialization Option and (2) presented to the JCC for review, comment and approval. The Co-Commercialization Plan shall describe the Co-Commercialization activities to be undertaken in such Region in the Licensed Territory with respect to such Licensed Product during [***], and allocates the responsibilities of the Parties for the Co-Commercialization activities under the Co-Commercialization Plan (it being understood that Mirati’s FTEs, in Co-Commercializing in such Region in the Licensed Territory, shall (in the aggregate) be provided a materially equal

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opportunity to generate Net Sales of the Licensed Product in such Region in the Licensed Territory [***] the cohort of FTEs appointed by Licensee against which Mirati’s FTEs’ opportunity to generate Net Sales shall be compared being identified in the Co-Commercialization Plan (such cohort, the “Licensee Commercialization FTEs”)). Without limiting the foregoing, the Co-Commercialization Plan shall [***]. The Co-Commercialization Plan shall be consistent with the requirements of the applicable Global Commercialization Strategy, as such Global Commercialization Strategy may be updated from time to time.
(ii)    Licensee shall prepare updates to the Co-Commercialization Plan on [***] and provide such updates to the JCC for its review, comment, and approval. In the event of any inconsistency between a Co-Commercialization Plan and this Agreement, the terms of this Agreement shall prevail. Each Party shall conduct its activities under the Co-Commercialization Plan in compliance with Applicable Law.
(iii)    Mirati agrees that (a) all Mirati’s Co-Commercialization activities in the Licensed Territory after it exercises such Co-Commercialization Option will be in all material respects in compliance with Licensee’s Commercialization and Detailing standards generally applicable to Licensee’s own employees; and (b) any and all information, procedures and other Know-How of Licensee that are specific to the Commercialization of Licensed Product and that are not Confidential Information of Mirati that Mirati learns or accesses from or as a result of such Co-Commercialization activities will be deemed Licensee Know-How and subject to the terms and conditions of this Agreement.
(c)    Mirati Opportunity to Additional Royalty Payment. Upon Mirati’s exercise of the Co-Commercialization Option, in relation to the applicable Licensed Product and applicable Region and during the Royalty Term applicable to such Licensed Product:
(i)    If in a Calendar Year, the FTEs Mirati expends to Co-Commercialize the Licensed Product in a Region in the Licensed Territory in accordance with the terms of this Agreement generate on average at least [***] more Net Sales than the average Net Sales generated by Licensee Commercialization FTEs expended by Licensee to Co-Commercialize the Licensed Product in such Region in the Licensed Territory, Licensee shall pay Mirati an additional royalty payment equal to [***] of the Net Sales of the applicable Licensed Product in such Region in such Calendar Year.

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(ii)    If in a Calendar Year, the FTEs Mirati expends to Co-Commercialize the Licensed Product in a Region in the Licensed Territory in accordance with the terms of this Agreement generate on average at least [***] more Net Sales than the average Net Sales generated by Licensee Commercialization FTEs expended by Licensee to Co-Commercialize the Licensed Product in such Region in the Licensed Territory Licensee shall pay Mirati an additional royalty payment equal to [***] of the Net Sales of the applicable Licensed Product in such Region in such Calendar Year.
(iii)    If in a Calendar Year, the FTEs Mirati expends to Co-Commercialize the Licensed Product in a Region in the Licensed Territory in accordance with the terms of this Agreement generate on average at least [***] more Net Sales than the average Net Sales generated by Licensee Commercialization FTEs expended by Licensee to Co-Commercialize the Licensed Product in such Region in the Licensed Territory, Licensee shall pay Mirati an additional royalty payment equal to [***] of the Net Sales of the applicable Licensed Product in such Region in such Calendar Year.
(iv)    For clarity, for any period of time with respect to a Licensed Product and a Region, only one of the above provisions under Sections 7.4(c)(i), 7.4(c)(ii), or 7.4(c)(iii) shall be in force under the Agreement, and in no event shall the additional royalty payment described above be additive to one or more other additional royalty payments for the same Licensed Product in the same Region.
(v)    Upon Mirati’s exercise of the Co-Commercialization Option, within [***] after the end of each Calendar Year, Licensee shall notify Mirati in writing if any clause of this Section 7.4(c) shall apply to such just-ended Calendar Year, and if this Section 7.4(c) applies, (1) which of Sections 7.4(c)(i), 7.4(c)(ii), or 7.4(c)(iii) shall apply, and (2) the corresponding amount of additional royalty payment Licensee owes Mirati due to the application of such clause. Licensee shall prepare and submit to the JCC for JCC’s review and approval a report containing Licensee’s calculations with respect to the foregoing Sections 7.4(c)(v)(1) and (2), including any supporting documentation. Following the JCC’s approval of Licensee’s report, to the extent Licensee owes Mirati any additional royalty payment under this Section 7.4(c), Licensee shall make such payment to Mirati within [***] after receiving a corresponding invoice from Mirati.
(vi)    For clarity, in the Calendar Year where the Royalty Term for a Licensed Product in a Region starts or ends, if the Royalty Term starts after January 1 of such Calendar Year, or ends prior to December 31 of such Calendar Year (as applicable), the references to Calendar Year in clauses (i) – (v) of this Section 7.4(c) for such Calendar Year shall be adjusted to refer to the portion of such Calendar Year within the Royalty Term.
(d)    When determining the Net Sales generated by Mirati’s FTEs or the Licensee Commercialization FTEs in Section 7.4(c), Licensee shall provide Mirati along with the written notice pursuant to Section 7.4(c)(v) with (i) the Net Sales generated [***] For clarity, Licensee’s payment obligations under Section

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7.4(c) shall not be subject to any royalty reduction mechanism under Section 9.3(c) through Section 9.3(f).
(e)    If Mirati does not provide Licensee with the Co-Commercialization Exercise Notice by the later of (i) [***] or (ii) at least [***] before the anticipated First Commercial Sale of a Licensed Product in a Region in the Licensed Territory, the Co-Commercialization Option shall expire in relation to such Licensed Product in such Region in the Licensed Territory.
7.5    Commercialization Costs. Licensee shall be solely responsible for all Commercialization costs incurred by or on behalf of Licensee in the Commercialization of Licensed Products in the Licensed Territory. If Mirati exercises the Co-Commercialization Option, Mirati will invoice (on a [***] basis after each [***]) Licensee for [***] of the FTEs who performed Detailing activities in the Licensed Territory in the applicable [***] at a FTE rate to be agreed to by the Parties, provided such FTE rate on average shall not be greater than the average FTE rate of the corresponding Licensee Detailing FTEs. For Co-Commercialization activities performed by Mirati in addition to Detailing, Licensee shall pay Mirati an amount to compensate Mirati for such activities proposed to the JCC by Mirati and reviewed and approved by the JCC. Licensee shall pay such invoice within [***] of its receipt. Mirati’s Co-Commercialization activities will be limited to those activities assigned to it under the Co-Commercialization Plan, and Licensee shall be responsible for all other aspects of Commercialization.
7.6    Reports. Licensee shall update the JCC [***] regarding Licensee’s Commercialization activities for the Licensed Products in the Licensed Territory and the progress and results thereof. In addition, Licensee shall present written summary reports annually to the JCC setting forth Licensee’s significant Commercialization activities with respect to Licensed Products (including results thereof) in the Licensed Territory pursuant to this Agreement. Each Party shall keep the JCC informed regarding the progress and results of Co-Commercialization activities for Licensed Products in the Licensed Territory. Each Party shall keep the JCC informed regarding the progress and results of Co-Commercialization activities for Licensed Products in the Licensed Territory, including an annual review of results versus goals (as such goals are set forth in the Co-Commercialization Plan(s)).
7.7    Booking of Sales. For clarity, notwithstanding Mirati’s exercise of the Co-Commercialization Option, Licensee shall have the sole right to invoice and book sales with respect to any Licensed Product in the Field in the Licensed Territory and to perform or cause to be performed all related services.
7.8    Patent Rights Marking. To the extent required by Applicable Law and customary in the industry for such products, Licensee will mark all Licensed Products sold in the Licensed Territory by Licensee, its Affiliates, or Sublicensees with appropriate Licensed Product trademarks and patent numbers.

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8.    MANUFACTURE AND SUPPLY
8.1    Clinical Supply. Mirati shall be solely responsible (itself or through its Affiliate or CMO) for the manufacture and supply to Licensee of Compound and Licensed Product for Development by Licensee and its Affiliates and Sublicensees in the Licensed Territory, provided that, [***] shall not be obligated to [***] following its good faith determination that any event, incident or circumstance related to material safety issues, quality issues or regulatory concerns has occurred, to the extent such event, incident, or circumstance would reasonably require the suspension or cessation of [***] provided further, in such case, [***] shall promptly notify [***] of such determination and provide [***] with the basis for its determination (including supporting documentation), and the Parties shall discuss in good faith alternative arrangements to minimize the interruption on the [***] or provide an alternate [***] for an actual or expected significant period [***], with mechanisms to address the foregoing being set forth in [***]. Customary terms of forecasting and ordering procedures, Licensed Product specifications and other operational matters relating to the clinical supply of Compound and Licensed Product under this Section 8.1 shall be set forth in a clinical manufacturing and supply agreement pursuant to be negotiated in good faith and mutually agreed upon by the Parties within [***] of the Effective Date or such longer period as agreed by the Parties (“Clinical Supply Agreement”). Subject to the terms of this ARTICLE 8, the Clinical Supply Agreement, and the Quality Agreement, (a) Mirati shall, itself or through one or more CMOs, supply Licensed Product to Licensee [***] at [***] of Mirati’s Manufacturing Costs, and (b) Licensee shall [***].
8.2    Commercial Supply. Mirati shall be solely responsible (itself or through its Affiliate or CMO) for the manufacture of the commercial supply of Licensed Product for Commercialization by Licensee and its Affiliates and Sublicensees in the Licensed Territory. Customary terms of forecasting and ordering procedures, product specifications, and other operational matters relating to the supply of the Licensed Product under this Section 8.2 shall be set forth in a commercial supply agreement to be negotiated in good faith and mutually agreed upon by the Parties no later than [***] prior to Licensee’s anticipated date for first commercial launch of a Licensed Product in the Licensed Territory (the “Mirati Commercial Supply Agreement”) under which Mirati (or its CMO) will manufacture and supply to Licensee the quantities of Licensed Product required by Licensee (provided that, [***] shall not be obligated to [***] following its good faith determination that any event, incident or circumstance related to material safety issues, quality issues or regulatory concerns has occurred, to the extent such event, incident, or circumstance would reasonably require the suspension or cessation of [***] provided further, in such case, [***] shall promptly notify [***] of such determination and provide [***] with the basis for its determination (including supporting documentation), and the Parties shall discuss in good faith alternative arrangements to minimize[***]

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[***] with mechanisms to address the foregoing being set forth in the [***] ), whereby:
(a)    terms and conditions applicable to Mirati (or its Affiliates) pursuant to Third Party contracts relevant to the Mirati supply chain, including production of drug substance, drug product and fill and finish services and the maximum capacities available thereunder, shall be taken into account;
(b)    a binding forecast will be made by Licensee, mirroring the binding forecast mechanisms and principles applicable to Mirati in its contracts with Third Party manufacturers;
(c)    commercial supply of Licensed Products will be at [***] Mirati’s Manufacturing Cost and will be delivered [***]; and
(d)    [***] will obtain and maintain all required export or import licenses or authorizations, and shall serve as importer of record for all Licensed Products delivered in or into any Region in the Licensed Territory pursuant to this Agreement and the [***];
all as to be further agreed in the Mirati Commercial Supply Agreement.
8.3    Audit by Licensee. Mirati shall (and shall ensure its CMO to) keep complete and accurate records in accordance with U.S. GAAP and in sufficient detail relating to the manufacture of the Compound and Licensed Products supplied to Licensee during the Term and [***] thereafter. Upon no less than [***] prior notice, Licensee will have the right to have an independent certified public accountant, selected by Licensee and reasonably acceptable to Mirati to inspect such records for the purpose of determining the accuracy of the Manufacturing Cost due within the prior [***] period. Such audit may not be conducted more than [***] unless Licensee has reasonable cause and will take place at the location(s) where such records, materials, documents are maintained by Mirati during regular business hours and under obligations of confidentiality. If it is determined that any amounts were overpaid during such period, Mirati shall credit such overpayment against future payment owed by Licensee to Mirati (and if no further payments are due, refund Licensee within [***] of the date the independent certified public accountant’s written report). If it is determined that any such amounts were underpaid during such period, Licensee will pay Mirati the underpaid amounts within [***] of the date the independent certified public accountant’s written report. The fees charged by such independent certified public accountant will be paid by Licensee, unless it is determined that any overpaid amounts exceed [***] of the total amount payable by Licensee to Mirati for the period then being audited, in which case such fees will be paid by Mirati.
8.4    Manufacture by Licensee. Subject to Section 8.5, Licensee shall not be permitted to manufacture Compound or Licensed Products or drug substance of the Licensed Product inside or outside of the Licensed Territory without the prior written consent of Mirati. For clarity, after the completion of the Manufacturing Technology Transfer, Licensee shall be permitted to

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manufacture or have manufactured the Compound or Licensed Products or drug substance of the Licensed Product in the Licensed Territory.
8.5    Manufacturing Technology Transfer Option. (a) If Licensee reasonably believes it can lower the Manufacturing Costs for the Licensed Product by manufacturing or having manufactured the Compound or Licensed Product in the Licensed Territory, it shall notify Mirati in writing of such belief, the rationale for such belief and that Licensee desires to conduct manufacturing of the Licensed Product in the Licensed Territory, the Parties shall discuss in good faith Licensee’s belief and the rationale presented, and if Mirati agrees with such belief (including the opportunity described in Section 8.6.), such agreement not to be unreasonably withheld, delayed or conditioned, or (b) if Mirati decides to cease all development activities pertaining to Compound outside the Licensed Territory and Licensee reasonably considers the further Exploitation of the Compound or Licensed Product in the Licensed Territory is commercially feasible, at Licensee’s request, then (c) the Parties shall negotiate in good faith and enter into an agreement on mutually agreeable terms and conditions under which the Parties would conduct a transfer of technology from Mirati to Licensee, or its CMO approved by Mirati in writing (such approval not to be unreasonably withheld, delayed or conditioned), to enable Licensee, or such CMO, to conduct such manufacturing of Compound or Licensed Product (collectively, “Manufacturing Technology Transfer”). Upon reaching such agreement and at Licensee’s cost and expense, Mirati should provide reasonable technology transfer and assistance as necessary to complete such Manufacturing Technology Transfer. Licensee would be responsible for all costs and expenses related thereto, including [***] provided however, Mirati shall provide without charge [***].
8.6    Manufacture by Licensee for Mirati. In addition, upon Mirati’s request provided at any time following completion of the Manufacturing Technology Transfer, Licensee will discuss in good faith the terms pursuant to which Licensee would supply Mirati with the Compound or Licensed Product for clinical use anywhere in the world or commercial sale outside the Licensed Territory by Mirati and its Affiliates and applicable other licensees. If Mirati provides such written notice, the Parties shall discuss in good faith a commercially reasonable supply agreement governing the details of such commercial supply of the Compound or Licensed Product to Mirati by Licensee (the “Licensee Commercial Supply Agreement”). To the extent negotiated and executed, the Licensee Commercial Supply Agreement, as applicable, shall contain commercially reasonable, industry standard terms for similar commercial supply agreements, including that the Compound or Licensed Product would be supplied at [***].
8.7    Quality Agreement. [***], the JDC will develop a mutually acceptable quality agreement (to be agreed upon and executed by the Parties) setting forth the Parties’ respective obligations in detail regarding the manufacture, packaging, testing, storage, and release of clinical or commercial Compound and Licensed Product to assure such Compound and Licensed Product is manufactured according to agreed specifications and complies with Applicable Laws (the “Quality Agreement”).

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9.    FINANCIAL TERMS
9.1    Upfront License Fee. Within [***] of the Effective Date, Licensee shall pay to Mirati, in cash, sixty-five million USD ($65,000,000.00), such payment being non-refundable, non-creditable and not subject to set-off.
9.2    Milestone Payments.
(a)    Clinical Development Milestones. After the first achievement of each of the following milestone events with respect to a Licensed Product (each, a “Clinical Development Milestone Event”), Licensee shall pay to Mirati the corresponding non-refundable, non-creditable and not subject to set-off, milestone payments set forth in the table below.

Clinical Development Milestone Event	Milestone Payment (USD)
[***]	US $[***]
[***]	US $[***]

(b)    Regulatory Milestones. After the first achievement of each of the following milestone events with respect to a Licensed Product (each, a “Regulatory Milestone Event”), Licensee shall pay to Mirati the corresponding non-refundable, non-creditable and not subject to set-off, milestone payments set forth in the table below.

Regulatory Milestone Event	Milestone Payment (USD)
[***]	$[***]
[***]	$[***]
[***]	$[***]
[***]	$[***]
[***]	$[***]

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Regulatory Milestone Event	Milestone Payment (USD)
[***]	$[***]
[***]	$[***]

(c)    Sales-Based Milestones. After the first achievement of each of the following milestone events (each, a “Sales Milestone Event”), Licensee shall pay to Mirati the corresponding non-refundable, non-creditable and not subject to set-off, milestone payments set forth in the table below:

Sales Milestone Event	Milestone Payment (USD)
[***]	$[***]
[***]	$[***]
[***]	$[***]
[***]	$[***]

(d)    Milestone Conditions.
(i)    Licensee will promptly notify Mirati in writing, but in no event later than (A) [***] after the achievement of each Clinical Development Milestone Event and Regulatory Milestone Event and (B) [***] after the end of [***] in which each Sales Milestone Event is achieved. Mirati shall promptly issue a corresponding invoice thereof to Licensee after receiving such notice.
(ii)    Licensee will pay the corresponding milestone payment to Mirati within [***] after receiving the corresponding invoice from Mirati.
(iii)    For clarity, each milestone payment set forth in this Agreement shall be payable only once, regardless of the number of times the corresponding milestone event is achieved or how many Licensed Products achieve a milestone event.

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(iv)    If more than one Sales Milestone Event is achieved in the same Calendar Year, then each corresponding sales milestone payment for such Sales Milestone Event shall be payable.
9.3    Royalty Payments.
(a)    Royalty Rate. During the applicable Royalty Term, Licensee shall pay to Mirati non-refundable, non-creditable royalties as a percentage of the Net Sales of all Licensed Products in the Licensed Territory, as calculated by multiplying the applicable royalty rate (as set forth in the following royalty rate schedule) by the amount of Net Sales of all Licensed Products in the Licensed Territory in the applicable Calendar Year (on a by “tier” basis):

Portion of Aggregate Net Sales of all Licensed Products in a Calendar Year	Royalty Rate Applicable to Net Sales Tier
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]

(b)    Terms of Royalty Obligations. On a Licensed Product-by-Licensed Product and Region-by-Region basis, royalties shall be payable hereunder on sales of a Licensed Product in a Region in the Licensed Territory throughout the Royalty Term applicable to such Licensed Product in such Region. Upon expiration of the Royalty Term with respect to a given Licensed Product (but not in the case of earlier termination of the Agreement) in a particular Region in the Licensed Territory and payment in full of all amounts accrued by the end of the expiration of the Royalty Term and owed to Mirati under this Agreement with respect to such Licensed Product in such Region (for clarity excluding any milestone payments if the milestone event has not occurred prior to the expiration of the Royalty Term), the licenses granted to Licensee under this Agreement with respect to such Licensed Product in such Region shall become perpetual, transferable, sublicensable through multiple tiers, royalty-free, fully-paid up, and irrevocable.
(c)    Generic Sales. With respect to a Licensed Product being sold in a Region by Licensee, its Affiliates or Sublicensees, if, at any time during the Royalty Term after a Generic Product for such Licensed Product obtains Regulatory Approval in such Region, then Licensee shall be entitled to reduce the royalties due to Mirati under Section 9.3(a) for such Licensed Product in such Region by (i) [***], when a Generic Product [***], and (ii) [***], when the Generic Products have [***] in such Region [***]

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[***] (each of the conditions in (i) and (ii), “Generic Competition”). Licensee will promptly notify Mirati of the occurrence of Generic Competition, which notice will specify the apply Generic Product, Indication, and Region in the Licensed Territory.
(d)    Anti-Stacking. If Licensee reasonably determines in good faith after advice of counsel that it is necessary for Licensee to obtain a license under any Patents owned or controlled by a Third Party in order to Exploit the Licensed Product in a Region in the Licensed Territory, then Licensee shall be entitled to credit, against royalties owed by Licensee to Mirati on Net Sales of such Licensed Product in such Region under this Agreement, [***] of [***] any royalty payments paid to such Third Party by Licensee that are in consideration for the grant of such license with respect to such Licensed Product in such Region, provided that Licensee first provides to Mirati written evidence of the agreement establishing Licensee’s obligation to make such royalty payments to such Third Party in consideration for the grant of such license to Licensee in the Licensed Territory, provided that [***].
(e)    Valid Claim Expiration. On a Region-by-Region and Licensed Product-by-Licensed Product basis, if, in any Calendar Quarter during the Royalty Term for such Licensed Product, there are no Valid Claims that Cover the Compound or such Licensed Product in such Region (including any composition of matter, method of use or manufacturing claims thereof), then the royalty rate under Section 9.3(a) shall be reduced by [***] in such Calendar Quarter.
(f)    Cumulative Reductions Floor. In no event will the royalty rate under Section 9.3(a) in any given Calendar Quarter during the Royalty Term for any Licensed Product be reduced by more than [***] of the royalty rate that otherwise would have applied in such Calendar Quarter for such Licensed Product but for the reductions set forth in Section 9.3(c) through Section 9.3(e). For the avoidance of doubt, this provision does not apply to Section 9.3(g).
(g)    Joint Global Study Enrollment. With respect to a Joint Global Study, if Mirati requests and Licensee agrees to enroll additional patients in excess of the Minimum Enrollment Threshold, then for the enrollment of each additional [***] of the total number of patients to be treated under the applicable protocol for such Joint Global Study in excess of the Minimum Enrollment Threshold, the otherwise then-current royalty rates for each tier shall each be reduced by [***]. This provision shall apply after any application of Section 9.3(c) through Section 9.3(f). By way of example, [***]

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[***]. The royalty rate reduction pursuant to this Section 9.3(g) is subject to a cap of (i) [***] total reduction for each Joint Global Study, and (ii) an aggregate maximum reduction of [***] under this Agreement.
10.    PAYMENT; RECORDS; AUDITS
10.1    Payment; Reports. The royalty payments due under Section 9.3 shall be calculated and reported on a Calendar Quarter basis. Within [***] after the end of each Calendar Quarter, Licensee shall provide to Mirati a complete and accurate report setting forth the on a Licensed Product-by-Licensed Product and Region-by-Region basis the total gross invoiced amount and the calculation of Net Sales of Licensed Products by Licensee and its Affiliates and Sublicensees in the Licensed Territory during such Calendar Quarter and the royalties payable, in sufficient detail to permit confirmation of the accuracy of the royalty payment made, including any reductions taken in the calculation of Net Sales pursuant to Section 1.106 and the exchange rates used. Upon receipt of such royalty report, Mirati shall promptly (within [***] ) issue a corresponding invoice to Licensee. All royalty payments due under Section 9.3 shall be paid within [***] after receiving a corresponding invoice from Mirati.
10.2    Exchange Rate; Manner and Place of Payment. All references to dollars and “$” herein shall refer to U.S. dollars. All payments hereunder shall be payable in U.S. dollars. When conversion of payments or amounts received is required for the calculation of Net Sales from any currency other than U.S. dollars, such conversion shall be made by using the exchange rates quoted in the [***] on the [***] (or such other publication as agreed-upon by the Parties), for the applicable currency exchange, unless otherwise agreed in writing by the Parties. All payments owed under this Agreement shall be made by wire transfer in immediately available funds to a bank and account designated in writing by the receiving Party, unless otherwise specified in writing by such Party.
10.3    Taxes.
(a)    Except as otherwise set forth in this Section 10.3(a), each Party shall be entitled to deduct and withhold from any amounts payable under this Agreement such taxes as are required to be deducted or withheld therefrom under any provision of Applicable Law [***]. The Party that is required to make such withholding shall: (i) timely remit the taxes to the proper taxing authority; and (ii) send evidence of the obligation, together with proof of tax payment, to the other Party on a timely basis following such tax payment [***]

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[***] Each Party shall reasonably cooperate with the other Party in claiming refunds or exemptions from such deductions or withholdings under any relevant agreement or treaty which is in effect to ensure that any amounts required to be withheld pursuant to this Section 10.3 are reduced in amount to the fullest extent permitted by Applicable Law. In addition, the Parties shall cooperate in accordance with Applicable Law to minimize indirect taxes (such as VAT, sales tax, consumption tax, and other similar taxes) in connection with this Agreement.
(b)    [***].
10.4    Restrictions on Fund Transfers. In the event that, by reason of Applicable Laws in the Licensed Territory, it becomes impossible or illegal, after reasonable efforts by Licensee to transfer, or have transferred on its behalf, payments owed to Mirati hereunder, Licensee will promptly notify Mirati of the conditions preventing such transfer and, at the request of Mirati, such payments will be deposited in local currency in the Licensed Territory to the credit of Mirati in a recognized banking institution designated by Mirati, or to a local currency account of a Third Party designated by Mirati.
10.5    Royalty Records; Audits. Licensee shall keep, and shall cause its Affiliates and Sublicensees to keep, complete and accurate records pertaining to the sales or other disposition of any Licensed Product in the Licensed Territory and calculation of Net Sales, in sufficient detail to permit Mirati to confirm the accuracy of royalty reports and payments due to it hereunder. Such records shall be kept for at least [***] following the end of the Calendar Quarter to which they pertain. Upon no less than [***] written notice by Mirati to Licensee, Licensee shall permit, and shall require its Affiliates and Sublicensees to permit, an independent, certified public accountant appointed by Mirati and reasonably acceptable to Licensee to audit such records to confirm Net Sales reports and royalty payments for a period covering not more than [***] following the Calendar Quarter to which they pertain. Such audits may be exercised during normal business hours upon reasonable prior written notice to Licensee; provided that such audit right may be exercised [***] with respect to sales of a particular Licensed Product in a particular period. All records made available for audit shall be deemed to be Confidential Information of Licensee. Prompt adjustments shall be made by the Parties to reflect the results of such audit. Mirati shall bear the full cost of such audit unless such audit discloses an underpayment by Licensee of more than [***] of the amount of royalty payments due under this Agreement for any applicable Calendar Quarter, in which case, Licensee shall bear the cost of such audit and shall promptly remit to Mirati the amount of any underpayment. Any overpayment by Licensee revealed by an audit shall be credited against future payment owed by Licensee to Mirati (and if no further payments are due, shall be promptly refunded by Mirati).
10.6    Interest on Late Payments. Any amounts not paid by either Party when due under this Agreement will be subject to interest from and after the date payment is due through and including the date upon which such Party makes such payment at the [***] rate equal to the [***] on the date such payment is due, plus an additional [***].
11.    INTELLECTUAL PROPERTY
11.1    Ownership of Intellectual Property.

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(a)    Data and Results. All data, results and other Know-How (and all property rights therein) generated in connection with any Development or Commercialization activities with respect to the Compound or Licensed Product (and is not related to another active pharmaceutical ingredient) conducted by or on behalf of Mirati and its Affiliates and other licensees shall, as between Mirati and Licensee, be the sole and exclusive property of Mirati or its Affiliates or licensees (other than Licensee as licensee hereunder), as applicable, subject to the license and use rights granted to Licensee hereunder. To the extent Licensee acquires or obtains any interest to the foregoing data, results and other Know-How (and all property rights therein), Licensee hereby assigns and agrees to assign to Mirati all rights, title and interest in and to all such data, results and other Know-How (and all property rights therein). To the extent permitted by Applicable Laws in the Licensed Territory, all Licensed Territory Data and Results (for clarity, excluding Manufacturing Data) shall, as between Mirati and Licensee, be the sole and exclusive property of Mirati or its Affiliates or licensees (other than Licensee as licensee hereunder), as applicable, and, to the extent permitted by Applicable Laws in the Licensed Territory, Licensee hereby assigns and agrees to assign to Mirati all rights, title and interest in and to all such Licensed Territory Data and Results (and all property rights therein), which rights are subject to the license and use rights granted to Licensee hereunder. All Manufacturing Data generated in connection with any Development or Commercialization activities with respect to the Compound or Licensed Product conducted by or on behalf of Licensee and its Affiliates and Sublicensees shall, as between Mirati and Licensee, be the sole and exclusive property of Mirati, and Licensee hereby assigns and agrees to assign to Mirati all rights, title and interest in and to all such Manufacturing Data (and all property rights therein), which rights are subject to the license and use rights granted to Licensee herein. Licensee shall ensure that its Affiliates and Sublicensees provide Licensee with sufficient rights in all Licensed Territory Data and Results and Manufacturing Data so that Licensee can assign to Mirati all rights and title in and to all Licensed Territory Data and Results, Product Inventions and Manufacturing Data, as provided in this Agreement.
(b)    Patents, Inventions and other Know-How.

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(i)    To the extent permitted by Applicable Laws in the Licensed Territory, Mirati (and its Affiliates) shall have sole and exclusive ownership of all right, title and interest on a worldwide basis in and to any and all Licensed Patents, Licensed Know-How, Product Inventions, Product Patents, Mirati Inventions and Mirati Invention Patents. Licensee shall have sole and exclusive ownership of all right, title and interest on a worldwide basis in and to any and all Licensee Know-How and Licensee Patents.
(ii)    To the extent permitted by Applicable Laws in the Licensed Territory, (A) Licensee (on behalf of itself and its Affiliates) hereby assigns and agrees to assign to Mirati all of Licensee’s (and its Affiliates’ and Sublicensees’) rights, title and interest in and to the Product Inventions and Product Patents, and (B) Licensee shall ensure that its Affiliates and Sublicensees (including all Third Party subcontractors) provide and assign to Licensee all of such party’s rights in Product Inventions and Product Patents so that Licensee can transfer and assign to Mirati all rights, title and interest in and to all Product Inventions and Product Patents, as provided in this Agreement. If, by operation of Applicable Law, Licensee is unable to assign any Product Inventions or Product Patents, then Licensee hereby grants and agrees to grant to Mirati a royalty-free, fully paid-up, exclusive (subject to the terms of this Agreement, including the licenses granted to Licensee pursuant to Article 2), perpetual, irrevocable license (with the right to grant sublicenses through multiple tiers) under such Product Inventions and Product Patents for any and all purposes. Licensee shall promptly disclose to Mirati all Product Inventions that are conceived, discovered, developed or otherwise made by or on behalf of Licensee or its Affiliates and Sublicensees in the course of performing activities or exercising its rights under this Agreement, in each case, including all invention disclosures or other similar documents submitted to such Party by its, or its Affiliates’, independent contractors’ or sublicensees’ (including Sublicensees’) directors, officers, employees or agents describing such Inventions.
(iii)    The Parties shall jointly own an undivided one-half interest in all Inventions that are conceived, discovered, developed or otherwise made jointly by or on behalf of both Parties or their respective Affiliates in the course of performing activities or exercising its rights under this Agreement (referred to herein as “Joint Inventions”), except for Product Inventions and Product Patents. Each Party will and hereby does assign to the other Party a joint interest in and to all Joint Inventions, and the other Party hereby accepts such assignment. Each Party shall ensure that its Affiliates and Sublicensees (including all Third Party subcontractors) provide and assign to such Party all rights in Joint Inventions so that such Party can transfer and assign to the other Party a joint interest in and to all Joint Inventions. If either Party is unable to assign a joint interest in any Joint Inventions, then such Party hereby grants and agrees to grant to the other Party a royalty-free, fully paid-up, non-exclusive (subject to the terms of this Agreement, including the licenses granted to the other Party pursuant to Article 2), perpetual, irrevocable license (with the right to grant sublicenses through multiple tiers) under such Joint Inventions for any and all purposes. All Patents claiming patentable Joint Inventions shall be referred to herein as “Joint Patents”, and shall be jointly owned by the Parties, subject to the applicable licenses granted by each Party hereunder. Except to the extent either Party is restricted by the licenses granted to the other Party under this Agreement, each Party shall be entitled to practice, license, assign, and otherwise exploit its interest under Joint Inventions and Joint Patents without the duty of accounting or seeking consent from the other Party. At the reasonable written request of a Party, the other Party shall take such further actions to confirm that no such accounting is required or to otherwise effect the foregoing regarding such Joint Inventions. Each Party shall promptly disclose

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to the other all Joint Inventions, in each case, including all invention disclosures or other similar documents submitted to such Party by its, or its Affiliates’, independent contractors’ or sublicensees’ (including Sublicensees’) directors, officers, employees or agents describing such Joint Inventions.
(c)    Inventorship for patentable Invention conceived or reduced to practice during the course of the performance of activities pursuant to this Agreement shall be determined on a worldwide basis in accordance with United States Patent laws and, except as expressly set forth herein, ownership of any such patentable Invention shall be determined by inventorship under Applicable Law.
11.2    Patent Prosecution and Maintenance.
(a)    Licensed Patents/Joint Patents.
(i)    Subject to the remainder of this Section 11.2(a), including subsection (ii), Mirati shall have the [***] right, but not the obligation, to control the preparation, filing, prosecution, and maintenance (including any interferences, reissue proceedings, reexaminations, inter partes review, patent term extensions, applications for supplementary protection certificates, oppositions,) of the Licensed Patents and Joint Patents, including all Product Patents and Mirati Invention Patents, worldwide, at its sole cost and expense and using counsel of its own choice.
(ii)    In the event that Mirati desires to abandon or cease prosecution or maintenance of any Licensed Patent in the Licensed Territory during the Term, Mirati shall provide reasonable prior written notice to Licensee of such intention to abandon (which notice shall, to the extent possible, be given no later than [***] prior to the next deadline for any action that must be taken with respect to any such Licensed Patent in the relevant patent office). In such case, upon Licensee’s written election provided to Mirati no later than [***] after such notice from Mirati and subject to any rights of any Third Party with respect thereto, Licensee shall have the right to continue prosecution and maintenance of such Licensed Patent at Licensee’s direction and expense. If Licensee does not provide such election within [***] after such notice from Mirati, Mirati may thereafter, in its sole discretion, continue or discontinue the prosecution and maintenance of such Licensed Patent.
(iii)    Notwithstanding anything to the contrary in this Section 11.2, in the event that any Joint Patent Covers or relates to any proprietary compound of Licensee, the Parties will discuss and agree in good faith upon the allocation between the Parties of prosecution, maintenance and enforcement responsibilities using patent counsel mutually acceptable to the Parties.
(b)    Licensee Patents.
(i)    Subject to this Section 11.2(b), Licensee shall have the first right, but not the obligation, to control the preparation, filing, prosecution, and maintenance (including any interferences, reissue proceedings, reexaminations, inter partes review, patent term extensions, applications for supplementary protection certificates, oppositions, invalidation proceedings, and

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defense of validity or enforceability challenges) of all Licensee Patents worldwide, at its sole cost and expense and by counsel of its own choice.
(ii)    In the event that Licensee desires to abandon or cease prosecution or maintenance of any Licensee Patent outside the Licensed Territory (other than any Licensee Patent that Covers or relates to any proprietary compound of Licensee) during the Term, Licensee shall provide reasonable prior written notice to Mirati of such intention to abandon (which notice shall, to the extent possible, be given no later than [***] prior to the next deadline for any action that must be taken with respect to any such Licensee Patent in the relevant patent office). In such case, upon Mirati’s written election provided to Licensee no later than [***] after such notice from Licensee and subject to any rights of any Third Party with respect thereto, Mirati shall have the right to continue prosecution and maintenance of such Licensee Patent outside the Licensed Territory at Mirati’s direction and expense. If Mirati does not provide such election within [***] after such notice from Licensee, Licensee may, in its sole discretion, continue or discontinue prosecution and maintenance of such Licensee Patent.
(c)    Cooperation of the Parties. The Party that has the responsibility for the preparation, filing, prosecution, and maintenance of any Patents under Section 11.2(a) or 11.2(b) above (the “Prosecuting Party”) shall (A) promptly provide the other Party (the “Non-Prosecuting Party”) with copies of all material submissions and correspondence with the applicable patent offices with respect to its preparation, filing, prosecution, and maintenance of the applicable Patents, in sufficient time to allow for review and comment by Non-Prosecuting Party, and (B) provide the Non-Prosecuting Party and its patent counsel with an opportunity to consult with the Prosecuting Party regarding such Patents and any amendment, submission or response with respect to such Patents. The advice and suggestions of the Non-Prosecuting Party and its patent counsel shall be taken into consideration in good faith by the Prosecuting Party in connection with such preparation, filing, prosecution, and maintenance; provided, that, if the Non-Prosecuting Party fails to provide any comment on or before the expiration of [***] before the proposed date for any amendment, submission or response notified by the Prosecuting Party, the Prosecuting Party’s obligations under this Section 11.2(c) shall be deemed to have been fulfilled. The Prosecuting Party shall pursue in good faith all reasonable claims requested by the Non-Prosecuting Party in its preparation, filing, prosecution, and maintenance of any Patents under this Section 11.2(c); provided, that, if the Prosecuting Party incurs any additional cost or expense as a result of any such request, the Non-Prosecuting Party shall be solely responsible for the cost and expense attributable to the pursuit of any such additional claim or taking such other activities. Each Party agrees otherwise to cooperate fully in the preparation, filing, prosecution, and maintenance of Patents under this Section 11.2 and in the obtaining and maintenance of any patent extensions, supplementary protection certificates, and the like with respect thereto, at its own costs. Such cooperation includes, but is not limited to, (i) executing all papers and instruments, or requiring its employees or contractors, to execute such papers and instruments, so as to enable the other Party to apply for and to prosecute patent applications in any country or Region as permitted by Section 11.2, and (ii) promptly informing the other Party of any matters coming to such Party’s attention that may affect the preparation, filing, prosecution, or maintenance of any such patent applications and the obtaining of any patent term extensions, supplementary protection certificates, and their equivalent.
11.3    Infringement by Third Parties.

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(a)    Notice; Enforcement Generally. Each Party shall notify the other Party within [***] of becoming aware of any infringement or threatened infringement by a Third Party of any Licensed Patents or Joint Patents in the Licensed Territory, which infringement adversely affects or is expected to adversely affect any Licensed Product in the Field in the Licensed Territory, and any related declaratory judgment, opposition, or similar action by a Third Party alleging the invalidity, unenforceability or non-infringement of any of the Licensed Patents or Joint Patents in the Licensed Territory within the scope of the license grant in Section 2.1 (collectively, “Product Infringement”). Any such notice shall include evidence to support an allegation of Product Infringement by such Third Party. Except as expressly provided herein, each Party retains exclusive rights to enforce all of its intellectual property rights.
(b)    Subject to this Section 11.3(b), as between the Parties, Licensee shall have the first right, but not the obligation, to bring and control any action or proceeding with respect to such Product Infringement in the Licensed Territory, and the sole right, but not the obligation, to bring and control any action or proceeding with respect to infringement of any Licensee Patent worldwide, in each case at its own expense and by counsel of its own choice. Mirati shall have the right, at its own expense, to be represented in any such action or proceeding with respect to an enforcement of a Licensed Patent (for clarity, including any Product Patent) or Joint Patent in the Licensed Territory by counsel of its own choice, and the Parties shall reasonably cooperate with each other and the other’s counsel in strategizing, preparing for, and presenting any such action or proceeding. If Licensee does not bring an action or proceeding with respect to infringement of any Licensed Patent (for clarity, including any Product Patent), or Joint Patent in the Licensed Territory before the earlier of (i) [***] following the notice of alleged infringement or (ii) at least [***] before the time limit, if any, set forth in the Applicable Laws for the filing of such actions, whichever comes first, Mirati shall have the right to bring and control any such action at its own expense and by counsel of its own choice, and Licensee shall have the right, at its own expense, to be represented in any such action by counsel of its own choice. Any recovery or damages realized as a result of such action or proceeding with respect to Licensed Patents (for clarity, including any Product Patents) or Joint Patents in the Licensed Territory shall be used (i) first to reimburse the Parties’ documented out-of-pocket legal expenses relating to the action or proceeding on a pro-rata basis, (ii) second, if applicable, and if Licensee prosecuted the infringement response, [***], and (iii) any remaining amounts shall be allocated [***] to the Party that prosecuted the infringement response, and [***] to the other Party.
(c)    Mirati shall have the first right, but not the obligation, to enforce the Joint Patents anywhere in the world for any infringement that is not a Product Infringement at its own expense as it reasonably determines appropriate. Licensee shall have the right, at its own expense, to be represented in any such action or proceeding with respect to an enforcement of a Joint Patent anywhere in the world for any infringement that is not a Product Infringement by counsel of its own choice, and the Parties shall reasonably cooperate with each other and the other’s counsel in strategizing, preparing for, and presenting any such action or proceeding. If Mirati does not bring an action or proceeding with respect to such infringement of Joint Patent before the earlier of (i) [***] following the notice of alleged infringement or (ii) at least [***] before the time limit, if any, set forth in the Applicable Laws for the filing of such actions, whichever comes first, Licensee shall have the right, but not the obligation, to bring and control any such action at its own expense and by counsel of its own choice, and Mirati shall have the right, at its own expense, to be represented in any such action by counsel of its own choice. Any

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recovery or damages realized as a result of such action or proceeding with respect to Joint Patents shall be used first to reimburse the Parties’ documented out-of-pocket legal expenses relating to the action or proceeding on a pro-rata basis, and any remaining amounts shall be allocated [***] to the Party that prosecuted the infringement response, and [***] to the other Party.
(d)    Mirati shall have the exclusive right, but not the obligation, to bring and control any legal action in connection with any alleged or threatened infringement by a Third Party of any of the Licensed Patents that is not a Product Infringement, and any related declaratory judgment, opposition, or similar action by a Third Party alleging the invalidity, unenforceability or non-infringement of any of the Licensed Patents, at its own expense as it reasonably determines appropriate. For clarity, in no event shall Licensee have the right to enforce any Licensed Patent (for clarity, including any Product Patent) outside the Licensed Territory, which right shall be retained solely by Mirati, and Mirati retains sole and exclusive rights, at its discretion, to enforce all Patents of Mirati that are not Licensed Patents, anywhere in the world.
(e)    Mirati shall have the first right, but not the obligation, to bring and control any legal action in connection with any alleged or threatened infringement by a Third Party of any of the Licensee Patents, which infringement adversely affects or is expected to adversely affect any Licensed Product in the Field outside the Licensed Territory, and any related declaratory judgment, opposition, or similar action by a Third Party alleging the invalidity, unenforceability or non-infringement of any of the Licensee Patents outside the Licensed Territory, at its own expense as it reasonably determines appropriate. If Mirati does not bring such legal action prior to the earlier of: (i) [***] following receipt or delivery of notice between the Parties regarding such alleged infringement, or (ii) [***] before the deadline, if any, set forth in the Applicable Laws for the filing of such actions, or discontinues the prosecution of any such action after filing without abating such infringement, Licensee shall have the right to bring and control any legal action in connection with infringement at its own expense as it reasonably determines appropriate. Any recovery or damages realized as a result of such action or proceeding with respect to Licensee Patents shall be used first to reimburse the Parties’ documented out-of-pocket legal expenses relating to the action or proceeding on a pro-rata basis, and any remaining amounts shall be allocated [***] to the Party that prosecuted the infringement response, and [***] to the other Party.
(f)    Except as otherwise provided in Section 11.3(e), Licensee shall have the exclusive right, but not the obligation, to bring and control any legal action in connection with any alleged or threatened infringement by a Third Party of any of the Licensee Patents, and any related declaratory judgment, opposition, or similar action by a Third Party alleging the invalidity, unenforceability or non-infringement of any of the Licensee Patents, at its own expense as it reasonably determines appropriate.
(g)    Cooperation. If a Party brings an infringement action in accordance with this Section 11.3, the other Party shall cooperate fully, including, if required to bring such action, the furnishing of a power of attorney or being named as a party to such action.

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11.4    Infringement of Third Party Rights. Each Party shall promptly notify the other in writing of any allegation by a Third Party that the activity of Licensee, Mirati, or any of their respective Affiliates or Sublicensees, as applicable, pursuant to this Agreement infringes or may infringe the intellectual property rights of a Third Party, and will include in such notice a copy of any summons or complaint (or the equivalent thereof) received regarding the foregoing. Thereafter, the Parties will promptly meet to consider the claim or assertion and the appropriate course of action and may, if appropriate, agree on and enter into a “common interest agreement” wherein the Parties agree to their shared, mutual interest in the outcome of such potential dispute. The Parties will assert and not waive the joint defense privilege with respect to any communications between the Parties in connection with the defense of such claim or assertion. Licensee shall have the sole right to control any defense of any such claim against Licensee (or its Affiliate or Sublicensee) involving alleged infringement of Third Party rights by activities of Licensee or its Affiliate or Sublicensee in the Licensed Territory, at its own expense and by counsel of its own choice, and Mirati shall have the right (if such actions relate to Licensed Product), at its own expense, to be separately represented in any such action by counsel of its own choice. Licensee shall keep Mirati informed on the status of such defense action. Subject to Licensee’s indemnification obligations under Section 14.1, Mirati shall have the sole right to control any defense of any such claim against Mirati involving alleged infringement of Third Party rights by activities of Mirati or its Affiliates or other licensees at its own expense and by counsel of its own choice, and Licensee shall have the right (if such actions relate to Licensed Product activities in the Licensed Territory), at its own expense, to be represented in any such action by counsel of its own choice.
11.5    Consent for Settlement. Neither Party shall enter into any settlement or compromise of any action or proceeding under this Article 11 that would (a) result in the admission of any liability or fault on behalf of the other Party, (b) result in or impose any payment obligations on the other Party, or (c) subject the other Party to an injunction or otherwise limit the other Party’s ability to take any actions or refrain from taking any actions under this Agreement or with respect to the Compound or Licensed Product, in each case of (a) to (c), without the prior written consent of such other Party, which shall not be unreasonably withheld, conditioned, or delayed.
11.6    Trademarks. Except as provided below for Regional Marks, and subject to Article 15, Licensee shall own and be responsible for all trademarks, trade names, branding, or logos related to Licensed Product in the Field for use in the Licensed Territory, and will be responsible for selecting, registering, defending, and maintaining the same at Licensee’s sole cost and expense. Mirati shall own and be responsible for all trademarks, trade names, branding, or logos related to Licensed Product in the Field for use outside the Licensed Territory, and will have the sole rights for selecting, registering, defending, and maintaining the same at Mirati’s sole cost and expense. Notwithstanding the foregoing, the Parties (through the JCC) shall discuss and consider in good faith whether it is commercially valuable to have a single trademark to be used in certain Regions in the Licensed Territory as well as appropriate countries outside the Licensed Territory, and if so, on the details of such a trademark, including the owner and the Party responsible for registering, defending, and maintaining any such trademark (the “Regional Mark”).

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12.    CONFIDENTIALITY
12.1    Confidential Information. Except to the extent expressly authorized by this Agreement or otherwise agreed in writing by the Parties, each of the Parties agrees that, during the Term and for [***] thereafter, such Party and its Affiliates shall keep confidential and shall not publish or otherwise disclose and shall not use for any purpose other than as expressly provided for in this Agreement any Confidential Information of the other Party provided pursuant to this Agreement. Further, each of the Parties and its Affiliates shall keep confidential and, subject to Section 12.4, shall not publish or otherwise disclose the terms of this Agreement, except as otherwise permitted in this Article 12. Each Party will use at least the same standard of care as it uses to protect proprietary or confidential information of its own proprietary or confidential information of a similar nature (but no less than reasonable care) to ensure that its employees, agents, consultants, contractors, and other representatives do not disclose or make any unauthorized use of the Confidential Information of the other Party. Each Party will promptly notify the other Party upon discovery of any unauthorized use or disclosure of any Confidential Information of the other Party and shall use diligent, good faith efforts to rectify such issue as soon as practicable.
12.2    Authorized Disclosure. Each Party may disclose Confidential Information belonging to the other Party as expressly permitted by this Agreement or if and to the extent such disclosure is reasonably necessary in the following instances:
(a)    filing, prosecuting, or maintaining Patents as permitted by this Agreement;
(b)    submitting Regulatory Filings for any Compound or Licensed Product in order to obtain or maintain Regulatory Approvals;
(c)    prosecuting or defending litigation as permitted by this Agreement;
(d)    complying with applicable court or administrative orders or governmental regulations (including regulations promulgated by securities exchanges); and
(e)    disclosure to Affiliates, Sublicensees (as for Licensee) or Mirati’s other licensees, collaborators employees, consultants, contractors, or agents, on a need to know basis, or to potential Sublicensees (as to Licensee) or other licensees (as to Mirati), or potential acquirers, merger partners other Third Party strategic partners, and their respective professional advisors, in connection with due diligence or similar investigations by such Third Parties in connection with potential business transactions, disclosure to actual or bona-fide potential Third Party investors in confidential financing documents, and disclosure to actual and bona-fide potential Third Party acquirers of such Party, provided, in each case, that any such Affiliate, Sublicensees (as to Licensee) or other licensees (as to Mirati), collaborator, employee, consultant, contractor, agent, or Third Party agrees to be bound by (or is subject to, pursuant to its professional ethical rules) terms of confidentiality and non-use consistent with those set forth in this Article 12.
Notwithstanding the foregoing, in the event a Party is required to make a disclosure of the other Party’s Confidential Information pursuant to Section 12.2(c) or 12.2(d), it will, except where impracticable, give reasonable advance notice to the other Party of such disclosure and use reasonable efforts to secure confidential treatment of such Confidential Information and at least as

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diligently as such Party would use to protect its own confidential information. In any event, each of the Parties agrees to take all reasonable action to avoid disclosure of the other Party’s Confidential Information hereunder except as needed in furtherance of, and in compliance with the terms of, this Agreement. Any information disclosed pursuant to Section 12.2(c) or 12.2(d) shall still be deemed Confidential Information and subject to the restrictions set forth in this Agreement, including the foregoing provisions of Article 12.
12.3    Publications.
(a)    Subject to Mirati’s review and approval as set forth below, Licensee shall have the right to publish Clinical Data pertaining to the Compound or any Licensed Product and generated by or on behalf of Licensee from Local Studies in the Licensed Territory pursuant to this Agreement and subject to this Section 12.3. Mirati shall have the right to review, comment on, and approve any material proposed for disclosure or publication by Licensee regarding any such Clinical Data or results of and other information regarding Licensee’s Development activities with respect to the Compound or any Licensed Product, whether by oral presentation, manuscript, or abstract. Before any such material is submitted for publication or presentation of the same is made, Licensee shall deliver a complete copy to Mirati at least [***] prior to submitting the material to a publisher or initiating any other disclosure. Mirati shall review any such material and give its comments to Licensee within [***] of receipt of such material, which comments Licensee shall implement. With respect to oral presentation materials and abstracts, Mirati shall make reasonable efforts to expedite review of such materials and abstracts, and shall return such items as soon as practicable to Licensee with appropriate comments, if any, but in no event later than [***] from receipt. Licensee shall comply with Mirati’s request to delete references to its Confidential Information in any such material and agrees to delay any submission for publication or other public disclosure for a period of up to an additional [***] for the purpose of preparing and filing appropriate patent applications. Licensee shall have no right to publish outside the Licensed Territory (including in any form or media that may be distributed outside the Licensed Territory) or with respect to any Clinical Data generated from any Global Study, in each case, without Mirati’s prior written consent.
(b)    Subject to Licensee’s review and comment as set forth below, Mirati shall have the right to publish preclinical data and Clinical Data pertaining to the Compound or any Licensed Product that is generated by or on behalf of Licensee or any of its Affiliates or Sublicensees pursuant to this Agreement and subject to this Section 12.3(b). Licensee shall have the right to review and comment on any material proposed for disclosure or publication by Mirati regarding any such preclinical and Clinical Data, whether by oral presentation, manuscript, or abstract. Before any such material is submitted for publication or presentation of the same is made, Mirati shall deliver a complete copy to Licensee at least [***] prior to submitting the material to a publisher or initiating any other disclosure. Licensee shall review any such material and give its comments to Mirati within [***] of receipt of such material, which comments Mirati shall consider in good faith. With respect to oral presentation materials and abstracts, Licensee shall make reasonable efforts to expedite review of such materials and abstracts, and shall return such items as soon as practicable to Mirati with appropriate comments, if any, but in no event later than [***] s from receipt. Mirati shall comply with Licensee’s request to delete references to its Confidential Information in any such material and agrees to delay any submission for publication or other public disclosure for a period of up to an additional [***] for

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the purpose of preparing and filing appropriate patent applications. For clarity, Mirati shall have final decision-making authority for publications reviewed by Licensee under this Section 12.3(b).
12.4    Publicity; Public Disclosures. The Parties agree to issue a joint press release promptly after the Effective Date, in the form attached as Exhibit 12.4 of this Agreement. Further, it is understood that each Party may desire or be required to issue subsequent press releases relating to this Agreement or the activities or results hereunder subject to the prior written consent of the other Party; provided, that (a) the Parties hereby agree to consult with each other with respect to the text and timing of any such subsequent press releases concerning activities or results pursuant to this Agreement (other than any activities or results relating to Joint Global Studies), prior to the issuance thereof and (b) a Party may not unreasonably withhold, condition, or delay its consent to any such releases. Any press releases concerning activities or results relating to Joint Global Studies shall be subject to Mirati’s review and approval, in its sole discretion. Each Party may also make such disclosures relating to this Agreement or the activities or results hereunder to the extent required by Applicable Laws; provided, that such Party hereby agrees to use reasonable efforts to consult with the other Party with respect to the text and timing of any such disclosure.
12.5    Required Disclosures. Each Party acknowledges and agrees that the other Party may submit this Agreement to the U.S. Securities and Exchange Commission or any national securities exchange in any jurisdiction (collectively, the “Securities Regulators”), or to other persons as may be required by Applicable Laws, and if a Party does submit this Agreement to any Securities Regulators, or other persons as may be required by Applicable Laws, such Party agrees to reasonably consult and coordinate with the other Party with respect to the preparation and submission of a confidential treatment request for this Agreement. Notwithstanding the foregoing, if a Party determines that it is required by Applicable Laws or any Securities Regulator to make a disclosure of the terms of this Agreement in a filing or other submission as required by Applicable Laws or Securities Regulators, then such Party will have the right to make such disclosure at the time and in the manner reasonably determined by its counsel to be required by Applicable Laws or Securities Regulator subject to this Section 12.5. Each Party shall: (a) provide copies of the proposed disclosure to the other Party reasonably in advance of such filing or other disclosure under the circumstances, (b) promptly notify the other Party in writing of such requirement and any respective timing constraints, and (c) give the other Party a reasonable time under the circumstances from the date of notice by such Party of the required disclosure to comment upon and request confidential treatment for such disclosure; provided, that, the other Party shall promptly review and provide comments regarding the proposed disclosure and the disclosing Party will in good faith consider incorporating such comments.
12.6    Prior Confidentiality Agreement. As of the Effective Date, the terms of this Article 12 shall supersede any prior non-disclosure, secrecy, or confidentiality agreement between the Parties (or their Affiliates) dealing with the subject of this Agreement, including the Confidentiality Agreement. Any information disclosed pursuant to any such prior agreement shall be deemed Confidential Information for purposes of this Agreement.
12.7    Equitable Relief. Given the nature of the Confidential Information and the competitive damage that a Party would suffer upon unauthorized disclosure, use, or transfer of its Confidential Information to any Third Party, the Parties agree that monetary damages may not be a sufficient remedy for any breach of this Article 12. In addition to all other remedies, a Party

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shall be entitled to seek to obtain specific performance and injunctive and other equitable relief as a remedy for any breach or threatened breach of this Article 12.
13.    REPRESENTATIONS, WARRANTIES AND COVENANTS
13.1    Mutual Representations and Warranties. Each Party represents and warrants to the other Party that, as of the Effective Date: (a) it is duly organized and validly existing under the laws of its jurisdiction of incorporation or formation, and has full corporate power and authority to enter into this Agreement and to carry out the provisions hereof; (b) it is duly authorized to execute and deliver this Agreement and to perform its obligations hereunder, and the person or persons executing this Agreement on its behalf has been duly authorized to do so by all requisite corporate, partnership or member action; and (c) this Agreement is legally binding upon it, enforceable in accordance with its terms, and does not conflict with any agreement, instrument, or understanding, oral or written, to which it is a party or by which it may be bound, nor violate any material law or regulation of any court, governmental body, or administrative or other agency having jurisdiction over it.
13.2    Mutual Covenants.
(a)    Employees, Consultants, and Contractors. Each Party covenants that it has obtained or will obtain written agreements from each of its employees, consultants, and contractors who perform Development activities pursuant to this Agreement, which agreements will obligate such persons to obligations of confidentiality and non-use and to assign inventions in a manner consistent with the provisions of this Agreement.
(b)    Debarment. Each Party represents, warrants, and covenants to the other Party that it is not debarred or disqualified under the U.S. Federal Food, Drug and Cosmetic Act, as may be amended, or comparable laws in any country, Region, or jurisdiction other than the U.S., and it does not, and will not during the Term, knowingly employ or use the services of any person who is debarred or disqualified in connection with any activities relating to any Licensed Product. In the event that either Party becomes aware of the debarment or disqualification or threatened debarment or disqualification of any person providing services to such Party, including the Party itself or its Affiliates or Sublicensees (as to Licensee) or other licensees (as to Mirati), that directly or indirectly relate to activities contemplated by this Agreement, such Party shall immediately notify the other Party in writing and such Party shall cease employing, contracting with, or retaining any such person to perform any such services.
(c)    Each Party covenants that all manufacture and Development (including non-clinical studies) related to the Compound or any Licensed Product conducted on behalf of such Party or its Affiliates will be conducted in accordance with all Applicable Laws, including cGCP, cGLP and cGMP.
(d)    Each Party represents, warrants, and covenants that, (i) at the time it delivers the written notice to the other Party in accordance with Section 5.4(f) confirming its Control and rights with respect to a Joint Global Study, it Controls and may grant and provide to, and, (ii) during the remainder of the Term, it will Control, grant a license, and provide to, in each case of (i) and (ii), the other Party the Reference Data, Regulatory Filings, and any other Know-How or

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Patents resulting from the conduct of such Joint Global Study in such Party’s territory as Licensed Technology or Licensee Technology, as applicable, in accordance with the terms of this Agreement (including Sections 2.1, 4.1, 4.2, 5.8, 6.3(b), and 6.3(d)). For clarity, a Party shall not be deemed to have breached this covenant if such Party fails to provide the other Party with a portion of Reference Data, Regulatory Filings, or any other Know-How or Patents resulting from the conduct of such Joint Global Study in such Party’s territory as Licensed Technology or Licensee Technology, provided that, upon the other Party’s request to do so, the first Party shall reasonably promptly provide such missing item or items to the other Party.
(e)    Compliance.
(i)    In the performance of its obligations under this Agreement, each Party shall comply, and shall cause its and its Affiliates’ employees and contractors to comply with all Applicable Laws.
(ii)    Each Party, and its and its Affiliates’ employees and contractors, shall not, and Licensee will ensure that its Sublicensee’s shall not, in connection with the performance of this Agreement, directly or indirectly through Third Parties, pay, promise, or offer to pay, or authorize the payment of, any money or give any promise or offer to give, or authorize the giving of anything of value to any Public Official or other person or entity for the purpose of obtaining or retaining business for or with, or directing business to, any person, including, without limitation, either Party, or with respect to Licensee any Sublicensee (it being understood that, without any limitation to the foregoing, such Party, and to its knowledge, its and its Affiliates’ employees and contractors, has not directly or indirectly promised, offered, or provided any corrupt payment, gratuity, emolument, bribe, kickback, illicit gift or hospitality, or other illegal or unethical benefit to a Public Official or any other person or entity in connection with the performance of such Party’s obligations under this Agreement, and shall not, directly or indirectly, engage in any of the foregoing).
(iii)    In connection with the performance of its obligations under this Agreement, each Party shall comply and shall cause its and its Affiliates’ employees and contractors to comply with such Party’s own anti-corruption and anti-bribery policy, a copy of which shall be provided to the other Party upon such other Party’s written request.
(iv)    Each Party will have the right, upon reasonable prior written notice and during the other Party’s regular business hours, to audit such other Party’s books and records in the event that the first Party reasonably and in good faith suspects that a violation of any of the representations, warranties, or covenants in this Section 13.2(e) has occurred.
(v)    In the event that a Party has violated or been suspected of violating any of the representations, warranties, or covenants in this Section 13.2(e), such Party will cause its or its Affiliates’ personnel or others working under its direction or control to submit to periodic training regarding anti-corruption law compliance.
(vi)    Each Party will, at the other Party’s written request, but no more frequently than [***], certify to such other Party in writing such Party’s

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compliance, in connection with the performance of such Party’s obligations under this Agreement, with the representations, warranties, or covenants in this Section 13.2(e).
13.3    Additional Mirati Representations, Warranties, and Covenants. Mirati represents, warrants, and covenants to Licensee that as of the Effective Date:
(a)    To the Knowledge of Mirati, all Licensed Patents existing as of the Effective Date are listed on Exhibit 1.84;
(b)    To Mirati’s Knowledge, (i) all Licensed Patents, are subsisting and in good standing and being diligently prosecuted in the respective patent offices in accordance with Applicable Laws, and have been filed and maintained properly and correctly and all applicable fees have been paid on or before the due date for payment; and (ii) all issued Licensed Patents are valid and enforceable;
(c)    Mirati has not received written notice, including from any Third Party, that the Development of Compound or Licensed Product conducted by or on behalf of Mirati or its Affiliates infringes or misappropriates any Patents or other intellectual property rights of any Third Party in the Licensed Territory;
(d)    Mirati owns or is the exclusive licensee of the rights, title, and interest in and to the Licensed Patents, and have the right to grant the licenses to Licensee set forth in Section 2.1 of this Agreement;
(e)    Neither Mirati nor any of its Affiliates has granted any right or license to any Third Party relating to any of the Licensed Patents or Licensed Know-How that conflicts with, or limits the scope of, any of the rights or licenses granted to Licensee hereunder;
(f)    Neither Mirati nor any of its Affiliates has granted any mortgage, pledge, claim, security interest, encumbrance, lien or other charge of any kind on the Licensed Patents or Licensed Know-How in the Licensed Territory, and the Licensed Patents and Licensed Know-How are free and clear of any mortgage, pledge, claim, security interest, encumbrance, lien or charge of any kind in the Licensed Territory;
(g)    No legal claim or action has been brought or, to Mirati’s Knowledge, threatened against Mirati by any Third Party alleging that the Licensed Patents are invalid or unenforceable and no Licensed Patent is the subject of any interference, opposition, cancellation, or other protest proceeding;
(h)    There are no pending legal actions, claims, suits, or proceedings against Mirati or any of its Affiliates, at law or in equity, or before or by any Regulatory Authority or other government authority in the Licensed Territory, and neither Mirati nor any of its Affiliates has received any written notice regarding any pending or threatened legal actions, claims, suits, or proceedings against Mirati, at law or in equity, or before or by any Regulatory Authority or other government authority in the Licensed Territory, in either case with respect to the Licensed Patents or the Development of the Compound or any Licensed Product;

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(i)    Mirati (and any of its Affiliates and to Mirati’s Knowledge, Third Parties acting under its authority) has complied in all material respects with all Applicable Laws and applicable governmental regulations and industrial standards (including GLP, GCP, and GMP) in connection with the Development, manufacture, storage and disposition of the Compound and Licensed Product (including information and data provided to Regulatory Authorities);
(j)    All Upstream Agreements as of the Effective Date are listed in Exhibit 1.145. With respect to each Upstream Agreement in existence as of the Effective Date, (i) it is in full force and effect; (ii) neither Mirati nor any of its Affiliates is in breach thereof in a manner that could result in the termination of any rights that are sublicensed to Licensee hereunder; (iii) neither Mirati nor any of its Affiliates has received any notice of breach or notice of threatened breach thereof, or any request of a material amendment of, or the termination of any Upstream Agreement; and (iv) neither Mirati nor any of its Affiliates is aware of any other facts that would result in a material amendment or termination of the Upstream Agreement.
(k)    Mirati and its Affiliates (i) will not breach the terms and conditions of each Upstream License in a manner that could result in termination of any rights that are sublicensed to Licensee hereunder; (ii) will ensure that the Upstream Agreements are in full force and effect for so long as any Licensed Technology licensed to Mirati under such Upstream Agreements are necessary or reasonably useful for the Exploitation of the Compound or any Licensed Products in the Field in the Licensed Territory; (iii) will provide prompt notice to Licensee of its receipt of any written notice that alleges breach or default by Mirati of, requests a material amendment of, or termination of any Upstream Agreement in a manner that could result in termination of any rights that are sublicensed to Licensee hereunder and provide to Licensee a copy of each of the foregoing and any amendment to any Upstream Agreement; and (iv) during the Term, will not amend, modify or terminate any Upstream Agreements in a manner that would terminate rights that are sublicensed to Licensee hereunder or otherwise diminish the scope or exclusivity of the licenses granted to Licensee under the technology licensed to Licensee hereunder.
13.4    Additional Licensee Covenant. Neither Licensee nor any of its Affiliates (or any of their respective Sublicensees, employees and contractors), in connection with the exercise of Licensee’s rights or performance of Licensee’s obligations under this Agreement, shall knowingly cause Mirati to be in violation of any applicable U.S. or foreign export control laws and regulations.
13.5    Disclaimer. EXCEPT AS EXPRESSLY PROVIDED IN THIS AGREEMENT, EACH PARTY MAKES NO AND EXPRESSLY DISCLAIMS ALL REPRESENTATIONS AND WARRANTIES WITH RESPECT TO THE PRODUCTS, PATENTS, KNOW-HOW, OR ANY OTHER SUBJECT MATTER OF THIS AGREEMENT, WHETHER EXPRESS, IMPLIED, OR STATUTORY, INCLUDING WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OR NON-MISAPPROPRIATION OF THIRD PARTY INTELLECTUAL PROPERTY RIGHTS. EXCEPT TO THE EXTENT EXPRESSLY PROVIDED FOR HEREIN, NOTHING IN THIS AGREEMENT WILL BE CONSTRUED AS A REPRESENTATION OR WARRANTY BY MIRATI THAT THE LICENSED PATENTS OR LICENSED KNOW-HOW IS NOT INFRINGED BY ANY THIRD PARTY OR THAT THE PRACTICE OF SUCH RIGHTS DOES NOT INFRINGE ANY PUBLISHED INTELLECTUAL PROPERTY RIGHTS OF ANY THIRD

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PARTY. Without limiting the generality of the foregoing, (a) neither Party represents or warrants that any data obtained from conducting clinical trials in one country, Region or jurisdiction will comply with the laws and regulations of any other country, Region or jurisdiction, and (b) neither Party represents or warrants the success of any study or test conducted pursuant to this Agreement or the safety or usefulness for any purpose of the technology it provides hereunder.
14.    INDEMNIFICATION AND LIMITATION OF LIABILITY
14.1    Indemnification by Licensee. Licensee hereby agrees to defend, indemnify, and hold harmless Mirati and its Affiliates, and their respective directors, officers, employees and agents (each, a “Mirati Indemnitee”) from and against any and all liabilities, judgments, damages, expenses, and losses, including reasonable legal expenses and attorneys’ fees, (collectively, “Losses”) to which any Mirati Indemnitee may become subject as a result of any claim, demand, allegation, suit, action, or other proceeding (each, a “Claim”) by any Third Party against any Mirati Indemnitee to the extent such Losses arise directly or indirectly out of: (a) the Development, manufacture, use, handling, storage, sale, offer for sale, import, export or other Commercialization (including Co-Commercialization) of the Compound or any Licensed Product by Licensee or its Affiliates or Sublicensees (excluding, for clarity, Mirati and its Affiliates and their licensees); (b) the breach by Licensee or its Affiliate or Sublicensee of any warranty, representation, covenant, or agreement made by Licensee in this Agreement; or (c) the negligence or willful misconduct of any Licensee Indemnitee; except in each case (a)-(c) above to the extent such Losses or Claim arise out of any activity by Mirati or a Mirati Indemnitee, as applicable, within the criteria set forth in Section 14.2(a)-(d) for which Mirati is obligated to indemnify Licensee under Section 14.2.
14.2    Indemnification by Mirati. Mirati hereby agrees to defend, indemnify, and hold harmless Licensee and its Affiliates, and their respective directors, officers, employees, and agents (each, a “Licensee Indemnitee”) from and against any and all Losses to which any Licensee Indemnitee may become subject as a result of any Claim by any Third Party against a Licensee Indemnitee to the extent such Losses arise out of: (a) the Development, manufacture, or if Mirati Exercises the Co-Commercialization Option, Co-Commercialization, of the Compound or any Licensed Product by Mirati or any of its Affiliates or sublicensees (excluding, for clarity, Licensee and its Affiliates and their licensees) in the Licensed Territory; (b) the development, manufacture, use, handling, storage, sale, offer for sale, import, export or other commercialization of the Compound or any Licensed Product by Mirati or any of its Affiliates or sublicensees (excluding, for clarity, Licensee and its Affiliates and their licensees) outside the Licensed Territory; (c) the breach by Mirati of any warranty, representation, covenant, or agreement made by Mirati in this Agreement; or (d) the negligence or willful misconduct of any Mirati Indemnitee; except in each case (a)-(d) above to the extent such Losses or Claim arise out of any activity set forth in Section 14.1 (a)-(c) for which Licensee is obligated to indemnify Mirati under Section 14.1.
14.3    Indemnification Procedures for Claims. The Party claiming indemnity under Section 14.1 or 14.2, either on behalf of itself or its Indemnified Party, with respect to a particular Third Party Claim against such Indemnified Party, shall give written notice to the Party from whom indemnity hereunder is being sought (the “Indemnifying Party”, as to such Claim) promptly after learning of such Claim, however, that the failure or delay by an Indemnified Party to give such notice of a Claim shall not affect the indemnification provided hereunder except to the extent the Indemnifying Party shall have been prejudiced as a result of such failure or delay to give notice.

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The Indemnified Party shall provide the Indemnifying Party with reasonable assistance, at the Indemnifying Party’s expense, in connection with the defense of the Claim for which indemnity is being sought. The Indemnified Party (and including such Party) may participate in and monitor such defense with counsel of its own choosing at its own expense; provided, however, that the Indemnifying Party shall have the right to assume and conduct the defense of the Claim with counsel of its choice. The Indemnifying Party shall not settle any such Claim without the prior written consent of the Indemnified Party (such consent not to be unreasonably withheld, conditioned, or delayed), unless the settlement involves only the payment of money, and no admission of wrong-doing or fault by the Indemnified Party. So long as the Indemnifying Party is actively defending the Claim in good faith, the Indemnified Party shall not settle any such Claim without the prior written consent of the Indemnifying Party. If the Indemnifying Party does not assume and conduct the defense of the Claim as provided above, (i) the Indemnified Party may defend against, and consent to the entry of any judgment or enter into any settlement with respect to the Claim in any manner the Indemnified Party may deem reasonably appropriate, all at Indemnifying Party’s cost and expense (and the Indemnified Party need not consult with, or obtain any consent from, the Indemnifying Party in connection therewith), and (ii) the Indemnifying Party will remain responsible to indemnify and hold harmless the Indemnified Party as provided in this Article 14.
14.4    Insurance. Each Party, at its own expense, shall maintain product liability and other appropriate insurance (or self-insure) during the Term and for [***] thereafter in an amount consistent with sound business practice and industry standards, and reasonable in light of the risks involved in its activities hereunder and its obligations under this Agreement. Each Party shall provide a certificate of insurance (or evidence of self-insurance) evidencing such coverage to the other Party upon request.
14.5    Limitation of Liability. NEITHER PARTY NOR ANY OF ITS AFFILIATES WILL BE LIABLE TO THE OTHER PARTY OR ITS AFFILIATES UNDER ANY CONTRACT, WARRANTY, NEGLIGENCE, TORT, STRICT LIABILITY, OR OTHER LEGAL OR EQUITABLE THEORY FOR ANY SPECIAL, INDIRECT, INCIDENTAL, PUNITIVE, MULTIPLIED, LOST PROFITS, OR CONSEQUENTIAL DAMAGES ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT. Notwithstanding the foregoing, the limitation of liability set forth in this Section 14.5 shall not apply to the extent such liability (a) is subject to indemnification under Section 14.1 or 14.2 or (b) arises in connection with a Party’s (i) gross negligence or willful misconduct or (ii) breach of its confidentiality obligations under Article 12.
15.    TERM AND TERMINATION; CESSATION OF DEVELOPMENT
15.1    Term. The term of this Agreement shall commence on the Effective Date and, unless earlier termination of the Agreement as provided in this Article 15 or by mutual written agreement of the Parties, shall continue until it expires as follows (the “Term”): (a) on a Licensed Product-by-Licensed Product basis and on a Region-by-Region basis in the Licensed Territory, at the end of the applicable Royalty Term under this Agreement for each Licensed Product, (b) with respect to any Licensed Product for which a Co-Commercialization Option has been exercised pursuant to Section 7.4, on a Region-by-Region basis, the end of the Co-Commercialization Term,

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and (c) in its entirety, upon the expiration of all payment obligations under this Agreement with respect to all Licensed Product in all Regions in the Licensed Territory.
15.2    Termination of Agreement.
(a)    Unilateral Right to Terminate. Licensee may terminate this Agreement at any time by providing not less than twelve (12) months’ prior written notice to Mirati.
(b)    Breach.
(i)    Breach Notice; Cure Period. Each Party shall have the right to terminate this Agreement upon written notice to the other Party if such other Party materially breaches this Agreement and, after receiving written notice from the non-breaching Party identifying such material breach in reasonable detail (herein, “Breach Notice”), fails to cure such material breach within [***] from the date of such Breach Notice. Notwithstanding the foregoing, if such material breach (other than any payment breach), by its nature, is curable, but is not reasonably curable within the applicable cure period and the breaching Party provides a written plan for curing such breach to the non-breaching Party, then such [***] cure period will be extended for as long as the breaching Party uses Commercially Reasonable Efforts to cure such breach in accordance with such written plan, but for no longer than an additional [***].
(ii)    Dispute. If the allegedly breaching Party reasonably and in good faith disagrees that there has been a material breach (that is the subject of the Breach Notice pursuant to this Section 15.2(b)) then the Party that disputes that there has been a material breach may contest the allegation by referring such matter, within [***] following receipt of such Breach Notice, for resolution to the Parties’ Chief Executive Officers, who will meet promptly to discuss the matter and determine, within [***] following referral of such matter, whether or not a material breach has occurred pursuant to this Section 15.2(b). If the Chief Executive Officers are unable to resolve such dispute within such [***] period after it is referred to them, (i) the matter and alleged breach will be resolved as provided in Article 16; (ii) the cure period with respect thereto will be tolled through the resolution of such dispute in accordance with the applicable provisions of this Agreement so long as the alleged breaching Party is in good faith participating in the dispute resolution proceedings under Article 16; (iii) this Agreement shall not be terminated and during the pendency of such dispute, all of the terms and conditions of this Agreement will remain in effect and the Parties will continue to perform all of their respective obligations hereunder; (iv) if it is ultimately determined under the dispute resolution process that the breaching Party committed such material breach, then the breaching Party will have the right to cure such material breach for a period not to exceed [***] from the date of such determination, and if such material breach is cured by the breaching Party prior to the end of such period, the Agreement shall remain in force (subject to all other terms and conditions), and if not, the other Party may terminate the Agreement on written notice; and (v) if it is ultimately determined under the dispute resolution process that the allegedly breaching Party did not commit such material breach, then the Agreement shall remain in force (subject to all other terms and conditions).

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(c)    Bankruptcy. Each Party shall have the right to terminate this Agreement in its entirety upon written notice to the other Party if the other Party makes a general assignment for the benefit of creditors, files a petition under bankruptcy or insolvency, petitions for or acquiesces in the appointment of any receiver, trustee, or similar officer to liquidate or conserve its business or any substantial part of its assets, commences under the laws of any jurisdiction any proceeding involving its insolvency, bankruptcy, reorganization, adjustment of debt, dissolution, liquidation, or any other similar proceeding for the release of financially distressed debtors or becomes a party to any proceeding or action of the type described above.
(d)    Patent Challenge. If Licensee or its Affiliate conducts or materially participates in any Patent Challenge (as defined below), then Mirati may terminate this Agreement on written notice, unless all such Patent Challenge activities are permanently ceased and terminated within [***] of Licensee’s receipt of such notice from Mirati. As used herein, a “Patent Challenge” means any direct or indirect through the actions of another person acting on Licensee’s or its Affiliate’s or Sublicensee’s behalf dispute or challenge by Licensee or its Affiliate or Sublicensee, or any willful assistance (other than as compelled by subpoena or other legal process) by Licensee or its Affiliate or Sublicensee in the dispute or challenge by another person or entity, of the validity, patentability, or enforceability of any Licensed Patent, or any equivalent Patent of Mirati outside the Licensed Territory, or any claim thereof, or opposition or assistance in the opposition of the grant of any letters patent within the Licensed Patents, or any equivalent Patent of Mirati outside the Licensed Territory, in any legal or administrative proceedings in a court of law, before any patent office or other similar agency or tribunal with appropriate jurisdiction in any country, Region, territory or jurisdiction, including by reexamination, inter partes review, opposition, interference, post-grant review, nullity proceeding, preissuance submission, third party submission, derivation proceeding or declaratory judgment action. If any Sublicensee of Licensee or its Affiliate conducts or materially participates in any Patent Challenge (as defined above), then Mirati may terminate this Agreement on written notice, unless (i) such Patent Challenge activities are permanently ceased and terminated within [***] of Licensee’s receipt of such notice from Mirati, (ii) Licensee or its Affiliate terminates the applicable Sublicense Agreement in accordance with Section 2.2 within [***] of Licensee’s receipt of such written notice from Mirati, or (iii) such Patent Challenge is based solely on the scope of a Licensed Patent or whether a claim therein qualifies as a Valid Claim and was made in defense of a breach claim first brought by Mirati against Licensee or its Affiliates.
(e)    Termination for Mutual Agreement. This Agreement may be terminated by the Parties’ mutual written agreement.
15.3    Consequences of Termination. Upon any termination of this Agreement under Section 15.2 for any reason:
(a)    License Grants to Licensee. The licenses granted by Mirati to Licensee pursuant to Section 2.1 shall automatically terminate and Licensee shall have no further right to use or cross-reference Mirati’s Regulatory Approvals and Regulatory Filings or to use Licensed Technology for any purpose.
(b)    License Grants to Mirati. The licenses granted by Licensee to Mirati in Section 2.4 and 6.3(d)(i) shall continue in full force and effect following such termination.

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(c)    Reversion Licenses. Effective upon the effective date of termination of this Agreement, Licensee hereby grants to Mirati an exclusive, fully-paid, perpetual, irrevocable, royalty-free, with the right to grant multiple tiers of sublicenses, under the Licensee Know-How, Licensee Patents to Develop, manufacture and Commercialize the Compound and any Licensed Products in the Field in the Licensed Territory.
(d)    Regulatory Materials; Data.
(i)    Within [***] of the effective date of such termination, to the extent permitted under Applicable Laws, (A) Licensee shall transfer and assign to Mirati, all Regulatory Filings, Regulatory Approvals, Regulatory Exclusivity, copies of material correspondence and conversation logs, pre-clinical and clinical study reports, clinical study protocols, and all pharmacovigilance data (including all adverse event databases) Controlled by Licensee relating to any Licensed Product in the Licensed Territory, and (B) Licensee shall take all steps necessary to transfer ownership of all such assigned Regulatory Filings, Regulatory Approvals and Regulatory Exclusivity to Mirati, including submitting to each applicable Regulatory Authority a letter or other necessary documentation (with a copy to Mirati) notifying such Regulatory Authority of the transfer of such ownership of each Regulatory Filing, Regulatory Approval and Regulatory Exclusivity. In addition, at Mirati’s request, Licensee shall provide Mirati with reasonable assistance with any additional inquiries and correspondence with Regulatory Authorities regarding any Licensed Product in the Licensed Territory for up to [***] after such termination.
(ii)    Licensee shall grant to Mirati a right of reference under all Regulatory Filings, Regulatory Approvals and Regulatory Exclusivity for any Licensed Products that are Controlled by Licensee or its Affiliates or Sublicensees, unless and until assigned to Mirati pursuant to Section 15.3(d)(i).
(e)    Know-How Transfer. Licensee shall provide reasonable consultation and assistance for a period of no more than [***] for the purpose of disclosing and providing to Mirati, all Licensee Know-How not already in Mirati’s possession that is relevant to the Compound and any Licensed Product.
(f)    Development Wind-Down. Licensee shall, as directed by Mirati, either (i) complete or wind-down in an orderly fashion any ongoing Development activities (including any Clinical Trials) with respect to any Licensed Product in the Licensed Territory, and thereafter comply with subclause (ii), or (ii) promptly transfer all Development activities to Mirati or its designee, in any case in compliance with all Applicable Laws.
(g)    Commercial Wind-Down.     If at the time of termination any Licensed Products are being Commercialized in the Licensed Territory, then Licensee shall, as directed by Mirati, (i) continue certain ongoing Commercialization activities with respect to such Licensed Products in the Licensed Territory for a period of up to [***] as determined by Mirati, or (ii) hand off all, or specified, Commercialization activities to Mirati or its designee, on a timetable to be set by Mirati, not to exceed [***], in each case in compliance with all Applicable Laws. During such commercial wind-down period, Licensee shall continue to book sales and pay royalties to Mirati in accordance with Section 9.3, except as otherwise specified by Mirati. Except

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as necessary to conduct the foregoing activities as directed by Mirati or to exercise its rights to sell inventories for the Sell-Off Period stipulated in Section 15.3(j), Licensee shall immediately discontinue its (and shall ensure that its Affiliates and Sublicensees immediately discontinue their respective) promotion, marketing, offering for sale, and servicing of the Licensed Products. In addition, Licensee shall immediately assign and transfer to Mirati all of Licensee’s rights, title, and interests in and to all samples, demonstration equipment, sales materials, catalogs, promotional materials, training materials, medical education materials, packaging and labeling, and all other literature, information or similar materials related to the Licensed Products in Licensee’s possession or control and copyrights and any registrations for the foregoing, at Licensee’s costs of goods at the end of the Sell-Off Period.
(h)    Transition Assistance. Licensee shall seek an orderly transition of the Development and Commercialization of the Compound and Licensed Products in the Licensed Territory to Mirati or its designee. Licensee shall provide reasonable consultation and assistance after termination for the purpose of transferring or transitioning to Mirati or its designee all then-existing development and commercial arrangements, including assignment of Licensee’s Third Party contracts to Mirati as Mirati shall require, relating to the Licensed Products that Licensee is able to transfer or transition to Mirati or its designee, in each case, to the extent reasonably necessary or useful for Mirati or its designee to continue the Development or Commercialization of the Compound and Licensed Products in the Licensed Territory. If any such contract between Licensee and a Third Party is not assignable to Mirati or its designee (whether by such contract’s terms or because such contract does not relate specifically to the Licensed Products) but is otherwise reasonably necessary or useful for Mirati or its designee to continue the Development or Commercialization of the Compound and Licensed Products in the Licensed Territory, or if Licensee is performing such work for the Compound and Licensed Product itself (and thus there is no contract to assign), then Licensee shall reasonably cooperate with Mirati to negotiate for the continuation of such services for Mirati from such entity, or Licensee shall continue to perform such work for Mirati, as applicable, for up to [***] after termination at Mirati’s cost until Mirati establishes an alternate, validated source of such services.
(i)    Supply Obligations. Unless and until the necessary Third Party manufacturing agreements are assigned to Mirati pursuant to the preceding sentences, or if Licensee manufactures the Licensed Products itself (and thus there is no contract to assign), Licensee shall: (i) to the extent allowable under such agreements, assign to Mirati or its Affiliates the portion of Licensee’s agreement(s) with its Third Party manufacturing provider related to the Licensed Product(s), or alternatively, use Commercially Reasonable Efforts to facilitate Mirati’s entering into a direct supply agreement with such Third Party manufacturing provider of Licensed Product(s) on comparable terms to those between Licensee and such Third Party manufacturing provider (in each case assuming Licensee is then obtaining supply of Licensed Products from a Third Party manufacturing provider) and (ii) to the extent Licensee or its Affiliate is producing its own supply of the Licensed Products, supply such bulk finished Licensed Product, as applicable, to Mirati for a reasonable period [***]. The cost to Mirati for such supply shall be [***] of Licensee’s Manufacturing Cost for such Licensed Products. Without limiting the foregoing, in either case Mirati shall additionally have the right to immediately have Licensee commence the transfer of the manufacturing process for such Licensed Product(s) to Mirati or its designee.

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(j)    Remaining Inventories. Unless this Agreement is terminated by Mirati pursuant to Section 15.2(b), Licensee will have the right, for a period of [***] following termination of this Agreement, to sell or otherwise dispose of any Licensed Products in the Licensed Territory on hand at the time of such termination or in the process of manufacturing(the “Sell-Off Period”). Upon the expiration of the Sell-Off Period, if applicable, Mirati shall have the right, at its discretion, to purchase from Licensee or its Affiliates any or all of the inventory of the Licensed Products held by Licensee or its Affiliates as of the date of termination at a price equal to [***] of either (i) the transfer price paid by Licensee or its Affiliates to acquire such inventory from Mirati, or (ii) Licensee’s Manufacturing Cost for such inventory of Licensed Product, as applicable. Mirati shall notify Licensee within [***] after the date of termination whether Mirati elects to exercise such right.
(k)    Trademarks. Licensee shall promptly assign and transfer to Mirati all of Licensee’s rights, title, and interest (including all goodwill and related rights) in and to trademarks pertaining to all Licensed Products that are owned by Licensee (or its Affiliate or Sublicensee) and used for such Licensed Products in the Field in the Licensed Territory, but not any house marks, or logos or any trademark of Licensee or its Affiliates, containing the word “Zai” or any such Affiliate.
(l)    Further Actions. Licensee shall execute all documents and take all such further actions as may be reasonably requested by Mirati to give effect to the foregoing subsections (c) – (k).
(m)    Transition Costs. Except as otherwise stipulated in each relevant Sections, Mirati will reimburse Licensee for the internal and external costs incurred in performing such transition activities or providing such assistance under Sections 15.3(d), 15.3(f) through 15.3(i), 15.3(k), 15.3(h) and 15.3(l), unless this Agreement is terminated by Mirati in accordance with Section 15.2(b) or Section 15.2(d) or by Licensee in accordance with Section 15.2(a).
(n)    Rights in Bankruptcy. The Parties acknowledge that this Agreement constitutes an executory contract under Section 365 of the Code for the license of “intellectual property” as defined under Section 101 of the Code and constitutes a license of “intellectual property” for purposes of any similar laws in any other country. The Parties further acknowledge that each Party, as licensee of certain rights and licenses under this Agreement, will retain and may fully exercise all of its protections, rights and elections under the Code, including, but not limited to, Section 365(n) of the Code, and any similar laws in any other country. In the event of the commencement of a bankruptcy proceeding by or against Mirati under the Code and any similar laws in any other country, Licensee will be entitled to a complete duplicate of (or complete access to, as appropriate) any such intellectual property and all embodiments of such intellectual property, and the same, if not already in its possession, will be promptly delivered to it (a) upon any such commencement of a bankruptcy proceeding upon its written request therefor, unless Mirati elects to continue to perform all of its obligations under this Agreement, or (b) if not delivered under (a) above, following the rejection of this Agreement by or on behalf of Mirati upon written request therefor by Licensee, provided Licensee elects to retain its rights under the Agreement in accordance with Section 365(n)(1)(B) of the Code and complies with the requirements of Section 365(n)(2) of the Code. All rights, powers and remedies of Licensee provided for in this Section

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15.3(n) are in addition to and not in substitution for any and all other rights, powers and remedies now or hereafter existing at law or in equity (including, without limitation, under the Code and any similar laws in any other country).
15.4    Confidential Information. Upon expiration or termination of this Agreement in its entirety, each Party shall promptly return to the other Party or destroy all records and materials in such Party’s possession or control containing Confidential Information of the other Party; provided that (i) such Party may keep one copy of such materials for archival purposes to be used in connection with the interpretation and enforcement hereof and subject to continuing confidentiality obligations in accordance with Article 12; and (ii) Mirati shall not be required to return or destroy Licensee’s Confidential Information to the extent reasonably necessary or useful for Mirati to continue to Develop, manufacture, and Commercialize the Compound and Licensed Product.
15.5    Survival. Expiration or termination of this Agreement shall not relieve the Parties of any obligation or right accruing prior to such expiration or termination. Except as set forth below or elsewhere in this Agreement, the obligations and rights of the Parties under the following provisions of this Agreement shall survive expiration or termination of this Agreement: Section 8.3 (for the [***] specified therein), Section 9.2 (solely with respect to payment obligations accrued prior to such expiration or termination), Section 9.3 (solely with respect to payment obligations accrued prior to such expiration or termination, provided Section 9.3(b) shall only survive upon the expiration of this Agreement or on a Licensed Product-by-Licensed Product and Region-by Region basis, upon the expiration of the Royalty Term and payments to Mirati for such Licensed Product in such Region as stipulated therein), Section 11.1, Section 11.2 through Section 11.5 (solely with respect to Joint Patents), Section 13.5, Section 15.3 through Section 15.7, Article 1, Article 10 (solely with respect to payment obligations accrued prior to such expiration or termination, and for Section 10.5, for the [***] specified therein), Article 12 (for the [***] specified therein), Article 14 (excluding Section 14.4, which Section 14.4 shall only survive for the [***] specified therein), Article 16, Article 17 (as applicable).
15.6    Exercise of Right to Terminate. The use by either Party hereto of a termination right provided for under this Agreement shall not in and of itself give rise to the payment of damages or any other form of compensation or relief to the other Party with respect thereto; provided, however, that termination of this Agreement shall not preclude either Party from claiming any other damages, compensation, or relief that it may be entitled to upon such termination.
15.7    Damages; Relief. Subject to Section 15.6, termination of this Agreement shall not preclude either Party from claiming any other damages, compensation, or relief that it may be entitled to upon such termination.
15.8    Cessation of Development of Compound by Mirati. Mirati may cease all development activities pertaining to Compound outside the Licensed Territory by providing not less than [***] prior written notice to Licensee. In such case, (a) Mirati’s ongoing obligations (solely to the extent arising after such cessation) under Sections 5.4, 5.6, 5.8, 6.3(b)(ii), and Article 8 (excluding Section 8.5) herein, and under any Clinical Supply Agreement, Licensee Commercial Supply Agreement and Mirati Commercial Supply Agreement,

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as applicable, shall cease and be of no further force or effect (for clarity, Mirati’s obligation to provide Licensee with access or copies to Reference Data, Regulatory Filing, and correspondence generated prior to such cessation shall be unaffected), (b) all Mirati rights under Sections 5.4 shall cease, and (c) this Agreement shall otherwise continue in full force and effect.
16.    DISPUTE RESOLUTION
16.1    Disputes. In the event of any dispute, controversy, or claim arising out of or in connection with this Agreement, the Parties shall, through their respective Chief Executive Officers or Chief Operating Officers, first meet and attempt to resolve the dispute in face-to-face negotiations unless otherwise mutually agreed to. This meeting shall occur within [***] after either Party provides notice to the other Party that it wishes to invoke such negotiations.
16.2    Arbitration. If the Parties are unable to resolve any dispute through such negotiations as are described in Section 16.1, within [***] of notice from a Party about such dispute, then, the dispute shall be resolved by binding arbitration administered by the International Chamber of Commerce (“ICC”) in accordance with the ICC’s then current rules governing commercial disputes as modified herein.
(a)    Within [***] following the commencement of arbitration, each of the Parties shall select a mutually acceptable independent, impartial, and conflicts-free arbitrator to act as an arbitrator, and such two arbitrators shall select a third independent, impartial, and conflicts-free arbitrator who shall serve as the president of the tribunal (such arbitrators, the “Arbitrators”). None of the Arbitrators may be current or former employees, officers, or directors of either Party or its Affiliates. Each of the Arbitrators shall have relevant expertise and experience with respect to the matter at issue.
(b)    The place, or legal seat, of arbitration shall be New York, New York.
(c)    After the Arbitrators are appointed, at the earliest convenient date (not to exceed [***] after the Arbitrator’s appointment), the Arbitrators shall convene a preliminary conference with the Parties to fix the schedule for the arbitration and determine the discovery that shall take place. Discovery is to be completed within [***] of the preliminary conference unless this period of time is extended by the Arbitrator for good cause. The evidentiary hearing on the merits is to commence within [***] of the discovery cutoff.
(d)    The hearing shall be conducted on no more than [***] unless the Arbitrator determines that the number of witnesses warrants additional hearing days (not to exceed [***]). The Parties shall each receive equal time during the hearing, using the chess clock approach. The Arbitrators shall issue a reasoned award, deciding each disputed issue within [***] following completion of the hearing. The Arbitrator(s) shall have no authority to award punitive or any other type of damages not measured by a Party’s compensatory damages. The arbitral award shall be final and binding, and judgment on the award may be entered in any court having jurisdiction.
(e)    Failure to meet any of the foregoing deadlines will not render the award invalid, unenforceable, or subject to being vacated. The Arbitrators, however, may impose

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appropriate sanctions and draw appropriate adverse inferences against a Party responsible for the failure to meet any such deadlines.
(f)    Each Party shall bear its own attorneys’ fees, costs, and disbursements arising out of the arbitration, and shall pay an equal share of the fees and costs of the Arbitrators; provided, however, that the Arbitrators shall be authorized to determine whether a Party is the prevailing Party, and if so, to award to that prevailing Party reimbursement for its reasonable attorneys’ fees, costs, and disbursements (including, for example, expert witness fees and expenses, travel expenses, etc.) or the fees and costs of the Arbitrators.
(g)    Any arbitration shall be conducted in English and the Arbitrators shall apply the governing law specified in Section 17.1.
(h)    Except to the extent necessary to confirm or enforce an award or as may be required by law, neither a Party nor any Arbitrator may disclose the existence, content, or results of an arbitration without the prior written consent of both Mirati and Licensee. In no event shall an arbitration be initiated after the date when commencement of a legal or equitable proceeding based on the dispute, controversy, or claim would be barred by the applicable statute of limitations.
(i)    Excluded Claims. As used in this Section 16.2, the term “Excluded Claim” means a dispute, controversy, or claim that concerns (i) the validity, scope, enforceability, or infringement of a patent, trademark, or copyright; (ii) any antitrust, anti-monopoly, or competition law or regulation, whether or not statutory; or (iii) subject to Section 16.3 below, the request for equitable relief. Disputes regarding Excluded Claims shall be brought in a court of competent jurisdiction in which such patent or trademark rights or copyright was granted or arose, or in which such law or regulation applies, or in which equitable relief is properly sought.
16.3    Court Actions. Nothing contained in this Agreement shall deny either Party the right to seek, upon good cause, injunctive or other equitable relief from a court of competent jurisdiction in the context of an emergency or prospective irreparable harm, and such an action may be filed and maintained notwithstanding any ongoing dispute resolution discussions or arbitration proceedings.
17.    GENERAL PROVISIONS
17.1    Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of New York, excluding its conflicts of laws principles. The Parties agree to exclude the application to this Agreement of the United Nations Conventions on Contracts for the International Sale of Goods.
17.2    Entire Agreement; Modification. This Agreement is both a final expression of the Parties’ agreement and a complete and exclusive statement with respect to all of its terms. This Agreement supersedes all prior and contemporaneous agreements and communications, whether oral, written, or otherwise, concerning any and all matters contained herein. This Agreement may only be modified or supplemented in a writing expressly stated for such purpose and signed by authorized representatives of the Parties.

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17.3    Relationship Between the Parties. The Parties’ relationship, as established by this Agreement, is solely that of independent contractors. This Agreement does not create any partnership, joint venture, or similar business relationship between the Parties. Neither Party is a legal representative of the other Party, and neither Party can assume or create any obligation, representation, warranty, or guarantee, express or implied, on behalf of the other Party for any purpose whatsoever.
17.4    Non-Waiver. The failure of a Party to insist upon strict performance of any provision of this Agreement or to exercise any right arising out of this Agreement shall neither impair that provision or right nor constitute a waiver of that provision or right, in whole or in part, in that instance or in any other instance. Any waiver by a Party of a particular provision or right shall be in writing, shall be as to a particular matter and, if applicable, for a particular period of time and shall be signed by such Party.
17.5    Assignment.
(a)    Except as expressly provided hereunder, neither this Agreement nor any rights or obligations hereunder may be assigned or otherwise transferred by either Party, without the prior written consent of the other Party; provided, however, that either Party may assign or otherwise transfer this Agreement and its rights and obligations hereunder without the other Party’s consent to an Affiliate (for so long as such Person remains an Affiliate), and either Party may assign or otherwise transfer this Agreement without the other Party’s consent in connection with the transfer or sale to a Third Party of all or substantially all of the business or assets of such Party relating to the Compound or any Licensed Product whether by merger, consolidation, divesture, restructure, sale of stock, sale of assets, or otherwise. The rights and obligations of the Parties under this Agreement shall be binding upon and inure to the benefit of the successors and permitted assigns of the Parties specified above, and the name of a Party appearing herein will be deemed to include the name of such Party’s successors and permitted assigns to the extent necessary to carry out the intent of this section. Any assignment not in accordance with this Agreement shall be null and void.
(b)    Notwithstanding anything to the contrary in Section 17.5(a) or elsewhere in this Agreement, Mirati may assign to a Third Party its right to receive all of the milestone payments and the royalty payments owed under Article 9 (such assignment, a “Securitization Transaction”) [***]. Further, in connection with a contemplated Securitization Transaction, Mirati may disclose to such Third Party the terms of this Agreement and the royalty reports contemplated under Section 10.1, [***] to the extent reasonably necessary to enable such Third Party to evaluate the Securitization Transaction opportunity (provided that such Third Party is under obligations of confidentiality and non-use with respect to such Confidential Information that are no less stringent than the terms of Article 12), and to allow such Third Party to exercise its rights under this Section 17.5(b). As part of any consummated Securitization Transaction, Mirati may assign, [***], its right to receive the royalty reports and to conduct audits under Section 10.1 and Section 10.5 to the counterparty in such Securitization Transaction, and to allow such counterparty to exercise its rights under such Sections; provided that after such assignment Mirati shall have no further right to receive the royalty reports or to conduct audits under Section 10.1 and Section 10.5.

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(c)    Change of Control of a Party. Notwithstanding anything to the contrary herein, (i) no Patents, Know-How or other intellectual property rights Controlled by an acquiror or successor in a Change of Control of either Party (“Acquiror”) or any of its Affiliates (as such determination of affiliation is made immediately prior to such Change of Control) will be deemed Controlled by a Party for purposes of this Agreement after such Change of Control and (ii) with respect to the Party undergoing a Change of Control, no compounds, products or other assets or subject matter of an Acquiror or any of its Affiliates (as such determination of affiliation is made immediately prior to such Change of Control), including the items listed in clause (i) above, will be subject to the terms of this Agreement, including Section 2.7 so long as such Acquiror Segregates any Competitive Product until the expiration of such Party’s exclusivity obligations in Section 2.7.
17.6    Performance by Affiliates. Each Party may discharge any obligations (other than the payment obligations set forth under Article 9) and exercise any right hereunder through any of its Affiliates (for so long as such Person remains an Affiliate), without notice to and without consent from, the other Party, and each Party hereby guarantees the performance by its Affiliates of such Party’s obligations under this Agreement, and shall cause its Affiliates to comply with the provisions of this Agreement in connection with such performance.
17.7    No Third Party Beneficiaries. This Agreement is neither expressly nor impliedly made for the benefit of any party other than those executing it, except for the persons expressly entitled to indemnification as provided in Article 14.
17.8    Severability. If for any reason any part of this Agreement is adjudicated invalid, unenforceable, or illegal by a court of competent jurisdiction, such adjudication shall not, to the extent feasible, affect or impair, in whole or in part, the validity, enforceability, or legality of any remaining portions of this Agreement. All remaining portions shall remain in full force and effect and the Parties will in such an instance use their best efforts to replace the invalid, illegal, or unenforceable provision(s) with valid, legal, and enforceable provision(s) that implement the purposes of this Agreement.
17.9    Notices. Any notice to be given under this Agreement must be in writing and delivered either in person, by air mail (postage prepaid) requiring return receipt, or by a recognized overnight courier, to the Party to be notified at its address(es) given below, or at any other address such Party may designate by written notice to the other in accordance with this Section 17.9. Notice shall be deemed sufficiently given for all purposes upon the earliest of the date of actual receipt if personally delivered; if air mailed, [***] after the date of postmark; or if delivered by overnight courier, the next Business Day.
If to Mirati, notices must be addressed to:
Mirati Therapeutics, Inc.
3545 Cray Court
San Diego, CA 92121 USA
Attention: Chief Executive Officer
Tel: [***]

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With a copy (which shall not constitute notice) to:
Mirati Therapeutics, Inc.
3545 Cray Court
San Diego, CA 92121 USA
Attention: General Counsel and Corporate Secretary
Tel: [***]
If to Licensee, notices must be addressed to:
Zai Lab (Hong Kong) Limited
Room 2301, 23/F, Island Place Tower
510 King’s Road, North Point
Hong Kong
Attention:  Chief Executive Officer
With copies to:
F. Ty Edmondson
Chief Legal Officer
Zai Lab Limited
314 Main Street, 4th Floor
Cambridge, MA 02142
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17.10    Force Majeure. Each Party shall be excused from liability for the failure or delay in performance of any obligation under this Agreement (other than failure to make payment when due) by reason of any event beyond such Party’s reasonable control including acts of God, fire, flood, explosion, earthquake, pandemic illness, or other natural forces, war, civil unrest, acts of terrorism, accident, destruction or other casualty, any lack or failure of transportation facilities, any lack or failure of supply of raw materials, or any other event similar to those enumerated above. Such excuse from liability shall be effective only to the extent and duration of the event(s) causing the failure or delay in performance and provided that the nonperforming Party has not caused such event(s) to occur and uses reasonable efforts to remove the condition. The nonperforming Party shall notify the other Party of a failure or delay in performance due to force majeure event within [***] after its occurrence. All delivery dates under this Agreement that have been affected by force majeure shall be tolled for the duration of such force majeure. In no event shall any Party be required to prevent or settle any labor disturbance or dispute.
17.11    Interpretation. The headings of clauses contained in this Agreement preceding the text of the sections, subsections, and paragraphs hereof are inserted solely for convenience and ease of reference only and shall not constitute any part of this Agreement, or have any effect on its interpretation or construction. All references in this Agreement to the singular shall include the plural where applicable. Unless otherwise specified, references in this Agreement to any Article shall include all sections, subsections, and paragraphs in such Article, references to any section shall include all subsections and paragraphs in such Section, and references in this Agreement to

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any subsection shall include all paragraphs in such subsection. The word “including” and similar words means “including without limitation”, and shall not be deemed to limit the generality or breadth of any words or phrase preceding such word. The word “or” means “and/or” unless the context dictates otherwise because the subjects of the conjunction are mutually exclusive. The words “herein”, “hereof”, and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular section or other subdivision. All references to days in this Agreement shall mean calendar days, unless otherwise specified. All references to “will” are interchangeable with the word “shall” and shall be understood to be imperative or mandatory in nature. Ambiguities and uncertainties in this Agreement, if any, shall not be interpreted against either Party, irrespective of which Party may be deemed to have caused the ambiguity or uncertainty to exist. This Agreement has been prepared in the English language and the English language shall control its interpretation. In addition, all reports, communications, notices required or permitted to be given hereunder, and all written, electronic, oral, or other communications between the Parties regarding this Agreement shall be in the English language or include an English translation, if applicable.
17.12    Counterparts; Electronic or Facsimile Signatures. This Agreement may be executed in any number of counterparts, each of which shall be an original and all of which together shall constitute one instrument. This Agreement may be executed and delivered electronically and upon such delivery such electronic signature will be deemed to have the same effect as if the original signature had been delivered to the other Party.
17.13    Exhibits and Schedules. All exhibits or schedules referred to in this Agreement are attached hereto and incorporated herein by this reference.
{Signature Page Follows}

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In Witness Whereof, the Parties hereto have caused this Agreement to be executed and entered into by their duly authorized representatives as of the Effective Date.

Mirati Therapeutics, Inc.	Zai Lab (Hong Kong) Limited
By: /s/ Charles M. Baum	By: /s/ Samantha Du
Name: Charles M. Baum, MD, PhD	Name: Samantha Du
Title: CEO	Title: CEO

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EXHIBIT 1.41
COMPOUND STRUCTURE
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EXHIBIT 1.84
LICENSED PATENTS

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EXHIBIT 1.141
TARGET
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EXHIBIT 1.145
UPSTREAM AGREEMENT
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EXHIBIT 5.2
CLINICAL DEVELOPMENT PLAN

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EXHIBIT 5.4
EXISTING GLOBAL STUDIES
•KRYSTAL-010: A randomized Phase 3 study of adagrasib in combination with cetuximab versus chemotherapy in second-line colorectal cancer (CRC) patients with KRAS G12C mutations
•KRYSTAL-012: A randomized Phase 3 study of adagrasib versus docetaxel in second-line non-small cell lung cancer (NSCLC) patients with KRAS G12C mutations
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EXHIBIT 12.4
JOINT PRESS RELEASE
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